2-23-98



                     PURCHASE AGREEMENT
                          BETWEEN
               MCDONNELL DOUGLAS CORPORATION,
                A WHOLLY OWNED SUBSIDIARY OF
                     THE BOEING COMPANY
                            AND
                 TRANS WORLD AIRLINES, INC.
                          A00480-B

2-23-98                                                            A00480-B




                              TABLE OF CONTENTS


Date of Contract and Contracting Parties                                1-1

Article 1   -  DEFINITIONS                                              1-1

Article 2   -  SUBJECT MATTER OF SALE                                   2-1

Article 3   -  PRICE                                                    3-1

Article 4   -  PAYMENT                                                  4-1

Article 5   -  DETAIL SPECIFICATION CHANGES                             5-1

Article 6   -  DELIVERY                                                 6-1

Article 7   -  EXCUSABLE DELAY                                          7-1

Article 8   -  BUYER FURNISHED OR DESIGNATED EQUIPMENT                  8-1

Article 9   -  TAXES, CUSTOMS, DUTIES AND LICENSES                      9-1

Article 10  -  FEDERAL AVIATION ADMINISTRATION APPROVAL                10-1

Article 11  -  PATENT, TRADEMARK, TRADE SECRET AND
               COPYRIGHT INDEMNITY                                     11-1

Article 12  -  AIRCRAFT SUPPORT SERVICES AND WARRANTY                  12-1

Article 13  -  ASSIGNMENT AND TRANSFER                                 13-1

Article 14  -  NOTICES AND REQUESTS                                    14-1

Article 15  -  APPLICABLE LAW, VARIANCES AND WAIVER                    15-1

Article 16  -  NONDISCLOSURE                                           16-1

Signature Page                                                         17-1

   EXHIBIT A   -  DETAIL SPECIFICATION

   EXHIBIT A1  -  SPECIFICATION CHANGES NOTICES

   EXHIBIT B   -  CERTIFICATE OF TECHNICAL ACCEPTANCE AND DELIVERY

   EXHIBIT C   -  AIRCRAFT SUPPORT SERVICES

   EXHIBIT D   -  PRICE ADJUSTMENTS FOR FLUCTUATIONS IN THE ECONOMY

   EXHIBIT E   -  NEW ENGINE AND NEW PARTS WARRANTY




                                                                   INDEX ii

2-23-98                                                            A00480-B


                         PURCHASE AGREEMENT

THIS AGREEMENT NO. A00480-B, dated __________________, is made by and between MCDONNELL DOUGLAS CORPORATION, a wholly owned subsidiary of THE BOEING COMPANY (Seller), having an office in the City of Long Beach, State of California, and TRANS WORLD AIRLINES, INC. (Buyer), having its principal place of business in the City of St. Louis, State of Missouri.

In consideration of the mutual covenants herein, Buyer and Seller agree as follows:

ARTICLE 1 - DEFINITIONS

For all purposes of this Agreement the following terms shall have the following meanings (such definitions to be equally applicable to both singular and plural forms of the terms defined):


TERM                MEANING
----                -------
AGREEMENT           This Purchase Agreement including any agreements
                    made a part of the Purchase Agreement and the
                    Exhibits (each of which is incorporated in this
                    Purchase Agreement by this reference) and
                    amendments hereto.

AIRCRAFT One or more of the aircraft purchased hereunder, the quantity and description of which are contained in Article 2.

AOG                 Aircraft On Ground - The highest priority
                    -        -  -
                    designation to process a requirement for a Spare
                    Part or maintenance action.  Indicates that an
                    Aircraft is unable to continue or be returned to
                    revenue service until the appropriate action is
                    taken.

ATA                 Air Transport Association of America.
                    -   -         -

BFE                 Buyer Furnished Equipment - Equipment identified
                    -     -         -
                    in the Detail Specification to be furnished by
                    the Buyer to the Seller.

CAGE                The Commercial and Government Entity
                        -              -          -

CERTIFICATE OF      As to any Aircraft, a certificate substantially
TECHNICAL           in the form of Exhibit B.
ACCEPTANCE
AND DELIVERY

COVERED             Any airframe component or landing gear component
COMPONENT           specified in Exhibit C, Part I, paragraph C.5.



                                                            DEFINITIONS 1-1

2-23-98                                                            A00480-B




TERM                MEANING
----                -------

DETAIL              The document which defines the configuration of
SPECIFICATION       the Aircraft, consisting of the Detail
                    Specification (Exhibit A hereto) identified in
                    Article 2, as it may be amended from time to
                    time by SCNs.

DOCUMENTS           Manuals, documents, Programs, data or
                    instructional material provided pursuant to this
                    Agreement or otherwise, in any form or medium.

ENGINES             Two Pratt and Whitney JT8D turbofan engines.

FAA                 The United States Federal Aviation
                                      -       -

                    Administration.  This term includes the Federal
                    -
                    Aviation Administrator and any successor U.S.
                    Federal authority.

FAILURE             For purposes of Exhibit C, Part I,
                    paragraph C.1. any breakage of or defect in a Covered Component.

FAR                 The United States Federal Aviation Regulations.
                                      -       -        -

FLIGHT CREW         A Flight Crew will consist of one Captain and
                    one First Officer.

FSCM                The Federal Supplier Code for Manufacturers
                        -       -        -        -

INITIAL             Spare parts ordered for the support of the
PROVISIONING        initial twelve months of operation after
ORDERS              delivery of first Aircraft as specified in
                    Part III of Exhibit C.

INTEREST The charge for use, including delay in receipt, of money computed (on a quarterly basis) at prime (the per annum rate announced from time to time by Chase Manhattan Bank at its principal office in New York, New York as its prime commercial lending rate) plus one percent, but in no event greater than the rate permitted under California law.

INTERFACE           Any technical problem in the operation of the
PROBLEM             Aircraft or any system or assembly thereof due
                    to malfunction or failure of any accessory,
                    equipment, or part, the cause of which after due
                    and reasonable investigation, is not readily
                    identifiable as to its source.

POLICY              The Service Life Policy set forth in Exhibit C,
                    Part I, paragraph C.

PRODUCT An Aircraft structure, system, article, product, accessory, equipment or part whether installed on the Aircraft or purchased or provided as a spare or replacement part if made to Seller's proprietary design.



                                                            DEFINITIONS 1-2

2-23-98                                                            A00480-B




TERM                MEANING
----                -------

PROGRAM Any computer software or program in any form or media provided by Seller, including whole or partial copies of machine-readable instructions, a collection of machine-readable data, such as a data base, and documentation, descriptions, instructions or listings related to such instructions or data.

SCN                 A Specification Change Notice is the document
                      -             -      -
                    used to change or modify the Detail
                    Specification.

SELLER PART         An Aircraft article, product, accessory,
                    equipment or part made to Seller's proprietary
                    design.

SELLER'S            A plant or facility designated by Seller.
FACILITY

SELLER'S            Manager, Warranty Administration
WARRANTY            McDonnell Douglas Corporation
ADMINISTRATOR       3855 Lakewood Boulevard
                    Long Beach, California  90846-0001

SERVICE Any service related to the subject matter hereof whether provided under this Agreement or otherwise.

SPARE PART          Seller Part and Vendor Part.

VENDOR A manufacturer or supplier of a Vendor Part, service or document.

VENDOR PART         An Aircraft article, product, accessory,
                    equipment or part not made to Seller's
                    proprietary design.  Engines, BFE and BDE are
                    specifically excluded from this definition of
                    Vendor Parts.



                                                            DEFINITIONS 1-3

2-23-98                                                            A00480-B





ARTICLE 2 - SUBJECT MATTER OF SALE

A. Seller shall manufacture, sell and deliver to Buyer, and Buyer shall purchase from Seller, under the terms and subject to the conditions set forth in this Agreement, twenty-four (24) MD-83 aircraft conforming to the Detail Specification which consists of DSDS 8000G dated March 31, 1992 as amended by the SCNs set forth in the Exhibit A's hereto and as may be further modified in accordance with the provisions of Article 5.

B. During the manufacture of the Aircraft by Seller, Buyer shall be required to provide information concerning the configuration of the Aircraft, including, but not limited to, interior arrangement, special features, and the selection of materials and colors.
     Seller shall advise Buyer at least 30 days in advance of the dates when such information is required and Buyer shall provide such information by the dates (as they may change from time to time due to production requirements) so specified. In the event Buyer fails to perform in accordance with the dates provided by Seller, Seller shall have the right to determine the configuration of the Aircraft with respect to the information not provided by Buyer.
     Prior to determining the configuration, Seller shall act in good faith with Buyer to develop a course of action which will permit later designation if practical.

C. In the event of any conflict or inconsistency between any provisions of this Agreement (excluding Exhibit A and A1 hereto) and the Detail Specification, the provisions of this Agreement shall apply.




                                                 SUBJECT MATTER OF SALE 2-1



2-23-98                                                            A00480-B




ARTICLE 3 - PRICE

A. The Base Price of each respective Aircraft is composed of the Airframe Base Price, plus the Exhibit A's Base Price, plus the
     Engine Base Price in the amounts set forth below.

     Aircraft   Airframe    Exh. A         Engine         Base
        No.    Base Price  Base Price     Base Price     Price

       1-24    $ <F*>      $ <F*>         $ <F*>         $ <F*>

B. The Base Price of the Aircraft shall be increased or decreased by the amounts specified in any additional SCNs not included in the Base Price and executed in accordance with Article 5 or as otherwise provided in this Agreement.

C. If, prior to Aircraft delivery, the Engine manufacturer changes the Engine Base Price or if the Engine escalation formula is modified and results in change over the current escalation formula
     (as set forth in Exhibit D hereto), the Price shall be adjusted by the amount of the change.

D. The Price of the Aircraft shall be the Base Price, first modified or adjusted in accordance with paragraphs B. and C. above, and then adjusted according to the provisions in Exhibit D.




<F*> Confidential Information omitted and filed separately with the
Commission.





                                                                  PRICE 3-1



2-23-98                                                            A00480-B





ARTICLE 4 - PAYMENT

A. As the basis for determining the amount of progress payments due each Aircraft shall have an Advance Payment Price as follows:



           DELIVERY MONTH/YEAR    ADVANCE PAYMENT PRICE
           -------------------    ---------------------

                   5/99                   $<F*>

                   6/99                   $<F*>

                   7/99                   $<F*>

                   8/99                   $<F*>

                   9/99                   $<F*>

                  10/99                   $<F*>

                  11/99                   $<F*>

                  12/99                   $<F*>


B. The Advance Payment Price of the Aircraft shall be increased or decreased by Seller by the amounts specified by SCNs executed in accordance with Article 5.

C. Buyer shall make progress payments for each Aircraft in the amount of thirty-five percent of the Advance Payment Price. As an initial progress payment, Buyer shall pay Seller five percent of the Advance Payment Price of each Aircraft concurrently with the execution of this Agreement less any payment(s) previously paid for the Aircraft. On the first day of each of the following number of full months prior to the scheduled month of delivery, as set forth in Article 6, Buyer shall pay Seller additional progress payments on each Aircraft. These payments shall equal the following indicated percentage of the Advance Payment Price of each Aircraft.


<F*> Confidential Information omitted and filed separately with the
Commission.





                                                                PAYMENT 4-1


2-23-98                                                            A00480-B








             MONTHS PRIOR TO                PERCENTAGE OF
       SCHEDULED MONTH OF DELIVERY      ADVANCE PAYMENT PRICE
       ---------------------------      ---------------------

                    24                          <F*> %

                    21                          <F*> %

                    18                          <F*> %

                    15                          <F*> %

                    12                          <F*> %

                    9                           <F*> %

D. Buyer shall pay Seller the balance of the Price of each Aircraft at the time of its delivery.

E. Any sums payable under this Agreement which have not been paid as part of the Price of the Aircraft shall be due and payable within thirty days after Seller's invoice date.

F. If Buyer fails to make any of the payments at the times and in the amounts required under this Agreement, Buyer shall pay Seller Interest on the payment from the due date until the payment is received by Seller. This shall be in addition to any other rights or remedies available to Seller.

G. All payments shall be made in United States of America currency, in immediately available funds, at a depository in the United States of America to be designated by Seller. Buyer shall comply with applicable monetary and exchange control regulations in order to permit Buyer to make all payments in accordance with this Agreement. Buyer shall provide Seller with a notice of each payment by facsimile on the day funds are transferred indicating the amount of funds transferred, the depository from which the funds are transferred, the depository to which the funds are deposited, and the means of funds transfer. Such notices of payment should be addressed to Seller at facsimile number
     (562) 593-7682, Attention: Senior Manager - Accounts Receivable or to such other person or such other address as Seller shall designate in writing.

H. Buyer shall not by virtue of anything contained in this Agreement (including, without limitation, any partial payments or progress payments or any designation or identification by Seller of particular aircraft as Aircraft) acquire a special property or insurable interest in any Aircraft prior to delivery of and payment for such Aircraft by Buyer.




<F*> Confidential Information omitted and filed separately with the
Commission.





                                                                PAYMENT 4-2


2-23-98                                                            A00480-B






ARTICLE 5 - DETAIL SPECIFICATION CHANGES

A. The Detail Specification may be changed by agreement of the parties through mutual execution of an SCN.

B. The Detail Specification may be changed by Seller without Buyer's consent to incorporate development changes. Development changes shall be provided at no charge and not (i) increase the Price,
     (ii) delay delivery, (iii) adversely affect the performance of the Aircraft as set forth in the Detail Specification,
     (iv) significantly affect maintainability of the Aircraft or
     (v) change the interchangeability requirements of the Detail Specification. Development changes shall not be made as to items of BFE or BDE. Seller shall notify Buyer of all development changes affecting the Detail Specification by furnishing SCNs.









                                           DETAIL SPECIFICATION CHANGES 5-1


2-23-98                                                            A00480-B





ARTICLE 6 - DELIVERY

A.   INSPECTION AND DEMONSTRATION
     ----------------------------

     1. The manufacture of the Aircraft by Seller and all materials and parts procured by Seller for this purpose may be inspected by Buyer's representatives during normal business hours at Seller's Facility. If access to any part of Seller's Facility where manufacture is in progress or materials or parts are stored is restricted by governmental authorities or regulations, Seller shall be allowed a reasonable time to make the items available for inspection elsewhere. All inspections by Buyer's representative shall be made in accordance with Seller's security policies and in such a way that the manufacturing process is not hindered or delayed. Seller shall furnish, without charge, office space at Seller's Facility for a reasonable number of Buyer's representatives. Buyer shall notify Seller of the number of representatives requiring office space at least thirty days prior to date of arrival.

     2. Performance data based on ground and flight tests on one or more of the early aircraft of the type purchased by Buyer shall be the basis for engineering calculations and interpretations to show the Aircraft's compliance with the Detail Specification. The results of such engineering calculations and interpretations shall be made available to Buyer upon request.

     3. If flight tests are necessary because of Buyer requested special features incorporated in the Aircraft, Seller may use one or more of the Aircraft for such flight tests and Buyer will accept delivery of such Aircraft without any reduction in the Price on account of resulting wear and tear. Buyer agrees that any delay resulting from such testing shall be considered an Excusable Delay.

     4. Seller may, in addition, conduct flight tests on Buyer's Aircraft with Buyer's prior consent, which consent shall not be unreasonably withheld, and Buyer will accept delivery of such Aircraft without any reduction in the Price on account of resulting wear and tear, provided that such flight tests do not cause such Aircraft to be delivered late to Buyer or adversely affect Aircraft performance.

     5. Seller shall perform its standard production ground functional and flight test on the Aircraft and the results of such test shall be provided to Buyer. Buyer's representatives do not participate in or observe these flight tests.

     6. Buyer's representatives, at any time prior to tender for technical acceptance of an Aircraft (as described in this Article 6), may request correction of parts or materials which (i) are not in accordance with the Detail Specification or Seller's standard engineering and quality manuals or (ii) have material or workmanship which, if the Aircraft were delivered and were within the applicable warranty period, would entitle Buyer to warranty correction under paragraph A. of Part I of Exhibit C. Buyer shall promptly notify Seller after it discovers any such nonconformance. Seller shall correct or replace (unless otherwise agreed between Buyer and Seller) all such parts, materials or workmanship which are promptly brought to its attention and mutually determined to be nonconforming.





                                                               DELIVERY 6-1


2-23-98                                                            A00480-B




B.   TECHNICAL ACCEPTANCE
     --------------------

     1. The Aircraft shall be tendered to Buyer for technical acceptance after it has been assembled, completed and tested by Seller, but no earlier than ten days prior to the first day of the scheduled month of delivery. Seller will use its best reasonable efforts to give Buyer at least 60 days notice of the date on which Seller estimates that the Aircraft will be tendered for technical acceptance and delivery. Seller will use its best reasonable efforts to give Buyer at least 45 days notice of the estimated delivery date of the Aircraft.

     2. At Buyer's request, a technical acceptance procedure, including ground functional and flight test, shall be performed on the Aircraft jointly by Buyer and Seller as necessary to show compliance with the Detail Specifications and shall be conducted in accordance with Seller's standard procedures. Up to five representatives of Buyer may participate in this acceptance procedure. Seller shall not be required to provide special instrumentation for this acceptance procedure. Seller shall have complete control of all flights and shall bear all costs and expenses incident thereto. Buyer agrees to complete all inspections and testing authorized or permitted under this paragraph before the end of the fifth business day after Seller has tendered the Aircraft to Buyer. If during the five business day technical acceptance period Buyer determines and Seller agrees that there is noncompliance with the Detail Specification, the five business day period shall be suspended until (i) Seller corrects the noncompliance or
          (ii) the condition is resolved to the satisfaction of Buyer and Seller. During the suspension period, Buyer shall continue its inspection of areas of the Aircraft unaffected by Seller's efforts to correct the noncompliance. Upon completion of (i) or (ii) above, Buyer shall have the remainder of the period to complete its technical acceptance. Buyer shall technically accept the Aircraft if it meets the requirements of the Detail Specification.

     3. Immediately upon completion of the inspection and testing noted above, indicating that the Aircraft meets the requirements of the Detail Specifications, Buyer shall indicate its technical acceptance of an Aircraft by execution of Section A of a Certificate of Technical Acceptance and Delivery for the Aircraft. Technical acceptance of the Aircraft by Buyer shall not impair the warranties set forth in Part I of Exhibit C.

     4. In the event Buyer fails to complete its technical acceptance due to the fault of the Buyer within the five business day period, the Aircraft shall be deemed to have been technically accepted by Buyer at the end of the five business day period after tender as if Buyer had expressly indicated its technical acceptance as noted above.

C.   DELIVERY
     --------

     1. On the first business day after technical acceptance pursuant to paragraph B.3. or B.4. above, but no earlier than the date of issuance of an FAA Certificate of Airworthiness for the Aircraft, Buyer shall accept delivery of the Aircraft by endorsement of Section B of a Certificate of Technical Acceptance and Delivery




                                                               DELIVERY 6-2


2-23-98                                                            A00480-B




          for such Aircraft. Delivery shall be made at an airport in California or Arizona designated by Seller or at an alternate location as mutually agreed in writing. If, at Buyer's request, delivery is made at an alternate location, Buyer shall reimburse Seller for any increased costs incurred by Seller as a result thereof. The scheduled months of delivery of the Aircraft are as follows:

          SCHEDULED MONTH OF DELIVERY              AIRCRAFT QUANTITY
          ---------------------------              -----------------

                  May 1999                                 3

                  June 1999                                3

                  July 1999                                3

                  August 1999                              3

                  September 1999                           3

                  October 1999                             3

                  November 1999                            3

                  December 1999                            3

     2. If Buyer fails to accept delivery of an Aircraft as required in paragraph C.1. above, Buyer shall reimburse Seller for all losses, costs and expenses (including, without limitation, taxes, Interest and reasonable amounts for transportation, storage, insurance, preservation, preparation and protection) sustained by Seller after such date. Seller's acceptance of such payments shall not constitute a waiver of its rights to pursue its remedies for default or to pursue any other rights it may have at law or otherwise.

     3. Upon delivery of and payment for an Aircraft, title to the Aircraft shall pass from Seller to Buyer. Seller shall furnish to Buyer a full warranty bill of sale and other appropriate documents of title as Buyer may reasonably request.

D.   RISK ALLOCATION
     ---------------

     SELLER HEREBY RELEASES AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER, ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES (i) FROM AND AGAINST ALL LIABILITIES, DAMAGES, LOSSES, COSTS AND EXPENSES FOR ALL INJURIES TO AND DEATHS OF PERSONS, EXCEPTING INJURIES TO AND DEATH OF BUYER'S REPRESENTATIVES PARTICIPATING IN ANY SUCH INSPECTIONS, TESTS OR FLIGHTS OF ANY AIRCRAFT PRIOR TO ITS DELIVERY AND (ii) FOR LOSS OF OR DAMAGE TO PROPERTY OF THIRD PARTIES (EXCLUDING EMPLOYEES OF BUYER OR PARTIES CLAIMING THROUGH OR BY REASON OF THE DEATH OF ANY SUCH EMPLOYEE), WHETHER OR NOT CAUSED BY BUYER'S NEGLIGENCE, ARISING OUT OF OR IN CONNECTION WITH ANY AIRCRAFT DURING ANY INSPECTION, TEST OR FLIGHT THEREOF PRIOR TO DELIVERY. BUYER HEREBY RELEASES AND AGREES TO



                                                               DELIVERY 6-3


2-23-98                                                            A00480-B




     DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER, ITS AFFILIATES (INCLUDING THE BOEING COMPANY) AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND CONTRACTORS FROM AND AGAINST ALL LIABILITIES, DAMAGES, LOSSES, COSTS AND EXPENSES RESULTING FROM INJURIES TO OR DEATHS OF BUYER'S SAID REPRESENTATIVES PARTICIPATING IN SAID INSPECTIONS, TESTS OR FLIGHTS, WHETHER OR NOT CAUSED BY SELLER'S OR SUCH INDEMNITEE'S NEGLIGENCE. IN THE EVENT ANY CLAIM IS MADE OR SUIT IS BROUGHT AGAINST EITHER PARTY, THE LIABILITY FOR WHICH HAS BEEN ASSUMED HEREIN BY THE OTHER PARTY, THE PARTY AGAINST WHOM CLAIM IS MADE SHALL PROMPTLY NOTIFY THE OTHER PARTY AND THE LATTER SHALL HAVE THE RIGHT TO ASSUME AND CONDUCT THE DEFENSE THEREOF OR TO EFFECT ANY SETTLEMENT WHICH IT, IN ITS OPINION, DEEMS PROPER.






                                                               DELIVERY 6-4







2-23-98                                                            A00480-B




ARTICLE 7 - EXCUSABLE DELAY

A.   EXCUSABILITY
     ------------

     1. Seller shall not be held responsible for nor be deemed to be in default of this Agreement because of delays in delivery of an Aircraft, Product or Document or delay in the performance of a Service or any other act to be performed by Seller under this Agreement (in addition to any such delays otherwise permitted herein) due to causes such as an act of God or the public enemy; civil war, insurrection or riot; war; natural disaster, fire, flood, explosion, earthquake or serious accident; epidemic or quarantine restriction; any act of government, government priority, allocation regulation or an order affecting material, labor, equipment, facilities or completed aircraft; strike, labor trouble causing cessation, slowdown or interruption of work; inability after due and timely diligence to seasonably procure material, accessories, equipment or parts or to obtain qualified labor; delay in transportation or, without limitation by enumeration of the foregoing, any other cause beyond the reasonable control of or not occasioned by the fault or negligence of Seller.

     2. Seller will use its best reasonable efforts to promptly notify Buyer of any delay or anticipated delay in delivery of an Aircraft.

B.   LOSS, DESTRUCTION AND DAMAGE
     ----------------------------

     1. If prior to delivery an Aircraft is lost, destroyed or damaged beyond repair, or damaged to the extent that it can be repaired by replacement parts to a new condition but cannot be delivered in accordance with the delivery schedule set forth in this Agreement, the time reasonably required by Seller to furnish a replacement for such Aircraft or to accomplish repairs to such Aircraft, is deemed an Excusable Delay.

     2. If an Aircraft is lost, destroyed or damaged beyond repair, Seller shall promptly notify Buyer. As soon as possible Seller shall notify Buyer of the earliest date that a replacement aircraft can reasonably be delivered, consistent with Seller's other contractual commitments and production capabilities. Unless Buyer notifies Seller within one month after notice of the replacement aircraft delivery date that Buyer desires a replacement aircraft, this Agreement shall be terminated as to any such Aircraft and the rights of the parties shall be determined in accordance with paragraph D. below. If Buyer timely notifies Seller that it wants a replacement aircraft, the parties shall amend this Agreement to establish its scheduled month of delivery. Notwithstanding the foregoing, nothing herein shall obligate Seller to deliver a replacement aircraft if manufacture thereof would require the reactivation of the production line for the model or series of aircraft purchased hereunder. The Base Price of the replacement aircraft shall be the same as that for the lost, destroyed or damaged beyond repair Aircraft, except such Base Price shall be adjusted in accordance with Article 3 hereof.





                                                        EXCUSABLE DELAY 7-1


2-23-98                                                            A00480-B




C.   INDEFINITE EXCUSABLE DELAYS
     ---------------------------

     1. If Seller concludes, based on a continual appraisal of the available facts, that the extent of any delay in delivery of any Aircraft by reason of an Excusable Delay will exceed twelve months beyond the scheduled month of delivery, then Seller shall promptly notify Buyer concerning such delay and submit to Buyer a revised scheduled month of delivery. Either party may, by notice to the other party given within one month from receipt by Buyer of such notice from Seller, elect then to terminate this Agreement as to such delayed Aircraft and the rights of the parties shall be determined in accordance with paragraph D. below.

     2. If this Agreement is not terminated as to an Aircraft pursuant to paragraph C.1. above, and if during the period of delay Seller concludes, based on its appraisal of the available facts, that the extent of delay in delivery of any Aircraft by reason of an Excusable Delay will exceed six months beyond the revised scheduled month of delivery specified in the notice provided pursuant to paragraph C.1. above, Seller shall promptly notify Buyer concerning such additional delay and submit to Buyer a revised scheduled month of delivery. Either party may, by notice to the other given within one month from receipt by Buyer of such notice from Seller, elect then to terminate this Agreement as to such delayed Aircraft and the rights of the parties shall be determined in accordance with paragraph D. below.

D. In the event of termination under paragraphs B. or C. above, Seller shall repay to Buyer, without interest, the amount of the progress payments. Such termination shall discharge all obligations and liabilities of the parties with respect to such Aircraft and all undelivered Products, Services, Documents or other articles or items related to that Aircraft.








                                                        EXCUSABLE DELAY 7-2



2-23-98                                                            A00480-B




ARTICLE 8 - BUYER FURNISHED OR DESIGNATED EQUIPMENT

A.   BUYER FURNISHED EQUIPMENT
     -------------------------

     1. Buyer shall furnish the BFE to Seller and Seller shall make appropriate provisions for the installation of and shall install such BFE. Seller shall advise Buyer at least 30 days in advance of the dates (as they may change from time to time due to production requirements) Seller needs BFE and its respective data. Buyer shall meet Seller's required schedule for receipt of such BFE and its respective data. The BFE data shall include a written detailed description of the dimensions and weight of such BFE and information necessary for its proper storage, installation, servicing, maintenance and operation. The BFE data shall not be subsequently revised unless agreed to by Seller and, if revised, Buyer shall be subject to adjustments in Price and delivery.

     2. Buyer authorizes Seller to contact and work with Buyer's BFE suppliers for purposes of general engineering coordination, expediting shipments, adjusting schedules, performing quality control and inspection functions, and securing required BFE data. Such efforts by Seller are for the purpose of assisting Buyer and its suppliers in meeting BFE commitments and shall not relieve Buyer from Buyer's obligations set forth in this Article 8. Buyer shall make appropriate arrangements with its suppliers for Seller to contact and work with such suppliers as described above. At Seller's request, Buyer shall provide technical advisors to assist Seller in the installation, calibration, repair or replacement, if defective, of any BFE.

     3. Prior to Seller providing any Documents to BFE suppliers, a proprietary information agreement must be in place between Seller and the BFE supplier.

B.   BUYER DESIGNATED EQUIPMENT
     --------------------------

     1. Alternatively, upon concurrence by Seller and subject to a handling charge equal to fifteen percent of the price of the BFE, Seller shall purchase on behalf of Buyer items of BFE as BDE. Seller shall, in accordance with its standard procurement practices, use its diligent efforts to obtain BDE at the lowest reasonable cost to Buyer.

     2. Without waiving Buyer's BFE data obligations defined in paragraph A. above, Seller shall on behalf of Buyer use its diligent efforts to obtain from the BDE suppliers, by the date required, BFE data to support the BDE. At Seller's request, Buyer shall provide technical advisors to assist Seller in the installation, calibration, repair or replacement, if defective, of any BDE.

C. Seller shall have no obligation to include in its provisioning data for Buyer's Aircraft information covering the repair or replacement of BFE or BDE items unless Buyer provides such data to Seller in accordance with Seller's requirements. However, if Seller has such information in its existing provisioning data files and Seller has a right to disclose that information to Buyer, such information will be included in Buyer's Aircraft provisioning data at no additional cost to Buyer.



                                BUYER FURNISHED OR DESIGNATED EQUIPMENT 8-1


2-23-98                                                            A00480-B




D.   PRICE AND PAYMENT
     -----------------

     1. Buyer agrees to sell and Seller agrees to purchase each item of BFE concurrently with its delivery to Seller. A reasonable shipset price for the BFE shall be established by Buyer. Buyer and Seller agree that the Price of an Aircraft will be increased by the amount of said shipset price and such amount shall be included on Seller's invoice at time of Aircraft delivery. Seller's payment for the purchase of each shipset of BFE from Buyer shall be made at the time of delivery of the Aircraft in which the BFE is installed.

     2. Buyer and Seller agree that the Price of each Aircraft will be increased by the price of the BDE installed thereon plus the handling charge and such amount shall be included on Seller's invoice at time of Aircraft delivery. If Seller purchases any BDE subject to a price escalation or price adjustment feature, the Price of each Aircraft will be changed to reflect such price escalation or price adjustments.

E. Buyer warrants that the BFE or BDE shall comply with all applicable FARs and U.S. Food and Drug Administration (FDA) sanitation requirements for installation and use in the Aircraft at the time of delivery. Buyer shall be responsible for supplying any data and adjusting, calibrating, retesting or updating such BFE or BDE and data to the extent necessary to obtain applicable FAA and FDA approval and shall bear the resulting expenses. Without waiving Buyer's obligation, Seller shall, as an accommodation to Buyer, obtain the Certificate of Sanitary Construction on behalf of Buyer.

F. Any delay in an act to be performed by Seller caused by Buyer's failure to (i) deliver, or have delivered, BFE, (ii) ensure satisfactory operation of the BFE or BDE, (iii) furnish or obtain applicable BFE data, (iv) perform any adjusting, calibrating, retesting or updating of BFE or BDE or (v) furnish or obtain any FAA or FDA approvals in compliance with the provisions of this
     Article 8, shall be deemed an Excusable Delay. The Price of the Aircraft shall be increased by the amount of Seller's additional costs attributable to any such delay or failure by Buyer, including without limitation, Interest on the unpaid balance of such Price, storage, taxes, insurance and the costs of out of sequence installations. In such event, Seller shall act in good faith with Buyer to develop a course of action which will facilitate delivery of the affected aircraft at the earliest possible date. However, if Seller and Buyer are unable to so develop a mutually satisfactory course of action, in the event of such a delay and without waiving any other rights and remedies Seller may have, Seller may (i) elect to deliver the Aircraft without the installation of the unapproved, delayed or nonconforming BFE or BDE and Seller shall thereupon be relieved of all obligations to install such BFE or BDE or (ii) purchase the same or substantially equivalent equipment from any other source and install and invoice Buyer for such purchase and equitably adjust the Price of the Aircraft and any other affected provisions of the Agreement to reflect such purchase and associated retesting, adjustment and calibration.

G.   SUPPORT
     -------

     1. To properly maintain Seller's production flow and to preserve Seller's delivery commitments, Seller reserves the right, if necessary, due to equipment shortages




                                BUYER FURNISHED OR DESIGNATED EQUIPMENT 8-2

2-23-98                                                            A00480-B




          or failures, to interchange new items of BFE or BDE acquired from or for Buyer with new items of the same part numbers acquired from or for other customers of Seller, as long as such action does not affect the scheduled month of delivery of Buyer's aircraft. Used BFE acquired from Buyer or from other customers of Seller will not be interchanged.

     2. For specific BFE or BDE which will, in Seller's opinion, be critical to Aircraft functional tests and or flights, and whenever other than new equipment is furnished to fulfill BFE requirements, Buyer shall, upon Seller's request, place in Seller's possession additional units of spare BFE to preclude untimely delays which can be caused by the failure of the BFE or BDE.

     3. BFE shall be free and clear of all liens, encumbrances, pledges, security interests or rights of others and any used BFE shall be in good operating condition and meet Seller's requirements for installation on the Aircraft.

     4. Upon any spare BFE or interchanged BFE being incorporated or installed on an Aircraft, without further act, (i) title to the removed BFE shall vest in Buyer, free and clear of all rights of Seller (ii) title to the installed BFE shall vest in Seller and (iii) the installed BFE shall become subject to the Agreement and be deemed to be part of that Aircraft for all purposes to the same extent as the BFE originally supplied for, incorporated or installed in or on the Aircraft. Prior to incorporation of the spare BFE or interchanged BFE into an Aircraft, title and risk of loss to any spare BFE or interchanged BFE shall remain in Buyer.

     5. Any BFE or BDE delivered to Seller and not installed in an Aircraft shall be redelivered to Buyer by Seller at Buyer's expense and in accordance with Buyer's instructions upon or after delivery of the last Aircraft in as good a condition as when delivered to Seller, reasonable wear and tear excepted.

H. If either party shall terminate this Agreement as to an Aircraft pursuant to Article 7, Seller shall, within thirty days of the date of the termination notice, advise Buyer of the items of BFE delivered to Seller prior to the date of termination notice, that Seller will continue to purchase and which items of BFE that Seller will return to Buyer. In the event Seller elects to return BFE, then Seller shall ship the BFE to Buyer within thirty days of such election and upon shipment, title to such BFE shall pass to Buyer. At the same time Seller makes its election with regard to BFE delivered to Seller prior to the notice of termination, Seller shall have the right to purchase other items of BFE that Buyer has placed on order and which have not been delivered to Seller. The price paid for BFE by Seller shall be the invoice prices paid by Buyer.






                                BUYER FURNISHED OR DESIGNATED EQUIPMENT 8-3

2-23-98                                                            A00480-B




ARTICLE 9 - TAXES, CUSTOMS, AND DUTIES

A.   TAXES
     -----

In addition to the purchase price of the Aircraft, Buyer shall pay to Seller (for the purpose of this Article 9, Seller shall also include The Boeing Company or any wholly-owned subsidiary of either The Boeing Company or the McDonnell Douglas Corporation), upon demand, any sales or use taxes required to be paid by Seller as a result of any sale, use (by Buyer after valid tender of delivery), delivery, storage (after valid tender of delivery), or transfer under this Agreement of the Aircraft, Product, BFE, Spare Part, Service, or Document; provided, however, that Buyer shall have no liability for any penalties or interest with respect to any such taxes, or for any tax which may be levied upon any payment to Seller by Buyer for the purpose of paying such tax, arising out of Seller's fault or negligence. If claim is made against Seller for such taxes, Seller shall promptly notify Buyer. If seasonably requested by Buyer in writing, Seller shall, at Buyer's expense, take such action as Buyer may reasonably direct with respect to such asserted liability and shall not pay such tax except under protest, if protest is necessary.
If payment is made, Seller shall, at Buyer's expense, take such action as Buyer may reasonably direct to recover such payment and shall, if requested, permit Buyer in Seller's name to file claim or commence an action to recover such payment. Provided that delivery is at an airport in California or Arizona designated by Seller or at an alternate location as mutually agreed in writing, Buyer shall not be liable for any sales or use taxes pursuant to the provisions of this Article 9 for which it has not been invoiced within one (1) year from the date of delivery, storage or transfer of any Aircraft, Product, BFE, Spare Part, Service, or Document to which such sales or use taxes apply.

B.   CUSTOMS DUTIES
     --------------

In addition to the purchase price of the Aircraft, Buyer shall pay to Seller on demand the amount of any United States custom duties required to be paid by Seller with respect to the importation of any items of BFE or any other Product of foreign manufacture installed in the Aircraft at Buyer's request. Seller shall use its best efforts to assist Buyer in obtaining a refund of such customs duties upon exportation of the Aircraft from the United States or in securing temporary free importation of such items under bond, to the extent permitted by law. Buyer shall reimburse Seller for any expenses and hold Seller harmless from any penalties incurred by or imposed upon Seller as a result of any action taken under this Article 9.2.

C.   INDEMNITY
     ---------

The indemnity provided in this Article 9 shall not extend to any taxes imposed or assessed on Seller or any other person as a result of any financing transaction that Seller, or any affiliate of Seller, enters into with respect to the Aircraft, Product, BFE, Service or Document.






                                             TAXES, CUSTOMS, AND DUTIES 9-1

2-23-98                                                            A00480-B




ARTICLE 10 - FEDERAL AVIATION ADMINISTRATION APPROVAL

A. Each Aircraft shall at the time of delivery meet the FAA requirements for airworthiness certification and be so certified under all the conditions set forth in the Detail Specification. It is further understood and agreed that, except as required by the Detail Specification, each Aircraft need not meet FAA requirements for specific operation on Buyer's routes.

B. Subject to the provisions of Article 8 hereof, if any change, modification or addition to any Aircraft is required prior to delivery pursuant to any United States law or governmental regulation or interpretation thereof by a United States governmental agency in order to continue the effectiveness of the Type Certificate or meet the FAA requirements for airworthiness certification of the Aircraft as above provided, such change, addition or modification shall be made in the undelivered Aircraft affected. Seller shall bear the cost of complying with FAA airworthiness certification requirements which are required to be incorporated in the Aircraft prior to its delivery. Any delay in delivery of an Aircraft by reason of such change, addition or modification shall be deemed an Excusable Delay and the scheduled month of delivery of such Aircraft shall be adjusted to the extent of such delay. Any such change, addition or modification effective after Aircraft delivery shall be the sole responsibility of Buyer.






                              FEDERAL AVIATION ADMINISTRATION APPROVAL 10-1

2-23-98                                                            A00480-B




ARTICLE 11 - PATENT, TRADEMARK, TRADE SECRET AND COPYRIGHT INDEMNITY

A.   DUTY TO DEFEND
     --------------

     Seller will hold Buyer harmless and indemnify Buyer from any claim, suit or action which may be made or brought against Buyer, its directors, officers, agents, successors or assigns for alleged infringement or misappropriation of any United States patent, trademark, copyright or trade secret, or any foreign patent, arising out of the purchase, possession, use or lease, of a Product (a Claim), provided that:

     1. Buyer gives Seller prompt notice (within ten days after service of any such suit or action or 30 days after receipt of any such claim) of any Claim and promptly furnishes to Seller copies of all papers served upon or received by Buyer relating to such Claim; and,

     2. Buyer cooperates fully with Seller in the defense, including giving to Seller all data, documents and information within Buyer's possession or knowledge that is material to the defense; and

     3. from the time of design of such Product and until infringement claims are resolved, the country in which such Claim is made and the flag country of the applicable
          Aircraft are parties to the Chicago Convention on International Civil Aviation of December 7, 1944 or the
          International Convention for the Protection of Industrial
          Property.

B.   INDEMNIFICATION
     ---------------

     Seller will pay all damages and costs awarded by a court as a result of a Claim, together with all interest accruing after entry of judgment or after the making of any settlement. Except for any damages, costs, expenses and loss of profit resulting from loss of use, Seller will reimburse Buyer for all reasonable expenses incurred by Buyer at Seller's written request or with Seller's written approval as the result of such Claim, provided that Buyer has complied with the conditions of this Article 11 with respect to notice and cooperation. Seller shall have the option at any time to conduct negotiation with the party making the Claim and be entitled to assume, conduct or control the defense of such suit.

C.   LOSS OF USE
     -----------

     If a Product is found pursuant to paragraph 11.A.1. above, to infringe any patent, trademark or copyright or to misappropriate any trade secret and Buyer is enjoined from using it, Seller will, at its option and at its expense, either:

     1. procure for Buyer the right to use it free of any liability for infringement;

     2. replace it with a non-infringing substitute which otherwise complies with this Agreement and the applicable order; or






               PATENT, TRADEMARK, TRADE SECRET AND COPYRIGHT INDEMNITY 11-1

2-23-98                                                            A00480-B




     3. alternatively, if C1 and C2 are not feasible, repurchase the infringing Product from Buyer.

D. The provisions of this Article 11 (i) applies solely to Seller Parts, (ii) regarding trademarks, copyrights and trade secrets apply to and are solely for the benefit of the first purchaser of the Aircraft (and to the first operator in the event the Aircraft are leased to the first operator) and (iii) are Buyer's sole and exclusive remedy with respect to a Claim.








               PATENT, TRADEMARK, TRADE SECRET AND COPYRIGHT INDEMNITY 11-2


2-23-98                                                            A00480-B



ARTICLE 12 - AIRCRAFT SUPPORT SERVICES AND WARRANTY

A.   WARRANTY AND SERVICE LIFE POLICY
     --------------------------------

     Seller's Warranty and Service Life Policy are set forth in Exhibit C, Part I.

B.   TRAINING AND TECHNICAL SERVICES
     -------------------------------

     Seller shall provide training and technical services, including instructional materials, in accordance with Exhibit C, Part II.

C.   SPARE PARTS
     -----------

     Seller agrees to sell and Buyer agrees to purchase Products in accordance with Exhibit C, Part III.

D.   DOCUMENTS
     ---------

     Seller shall provide Buyer with Documents in accordance with Exhibit C, Part IV.









                        AIRCRAFT SUPPORT SERVICES AND BUYER'S WARRANTY 12-1





2-23-98                                                            A00480-B




ARTICLE 13 - ASSIGNMENT AND TRANSFER

A. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of both parties. It shall not be assigned in whole or in part by either party without the prior written consent of the other party. It may, however, be assigned without prejudice to the rights of the other party hereto against the assignor, insofar as it relates to any undelivered Aircraft, without such consent, by either party through merger, consolidation or reorganization; provided, however, that the assignee shall, at the time of assignment without such consent, be solvent and have a tangible net worth and a ratio of tangible net worth to total debt and liabilities which are not less than that of the assignor after giving effect to such merger, consolidation or reorganization.

B. Buyer hereby agrees that Seller may at any time assign its right to receive money and, without Buyer's further consent, assign this Agreement, in whole or in part, to The Boeing Company or any affiliate of The Boeing Company. The assignment shall contain such assignee's commitment to perform and be responsible for any and all of Seller's obligations under this Agreement.

C. Buyer represents that it is purchasing the Aircraft for use and not for resale. However, if Buyer resells, leases or otherwise transfers the Aircraft after delivery, it shall obtain from such purchaser, lessee or transferee an agreement to be bound by and comply with all relevant provisions of this Agreement (including, without limitation, the provisions contained in Exhibit C and this
     Article 13) and upon obtaining such agreement, a copy of which shall promptly be delivered by Buyer to Seller, Buyer shall have the right to assign to said purchaser, lessee or transferee all the rights conferred upon Buyer under this Agreement (including Exhibit C) with respect to the Aircraft resold, leased or otherwise transferred.

D. At Buyer's request and expense, Seller shall take any action reasonably required for the purpose of causing any Aircraft to be subjected, at or after delivery, to an equipment trust, chattel mortgage, conditional sale, lien, assignment, or other arrangement for the financing by Buyer of the purchase of such Aircraft. No such action, however, shall subject Seller to any liability to which it would not otherwise be subject or modify in any respect Seller's contract rights or require Seller to divest itself of title to or possession of such Aircraft until delivery of and payment for such Aircraft has been made as provided in this Agreement.








                                               ASSIGNMENT AND TRANSFER 13-1

2-23-98                                                            A00480-B





ARTICLE 14 - NOTICES AND REQUESTS

A. Except as otherwise expressly provided in this Agreement, all notices and requests required or authorized hereunder shall be given in writing. Notices and requests shall be submitted to the addressee noted below by personal delivery, electronic transmission with confirmation of receipt or any other customary means of communication. The date upon which any such notice or request is received by the addressee shall be deemed to be the effective date of such notice or request. Seller shall be addressed at 3855 Lakewood Boulevard, Long Beach, California 90846-0001, Attention: Contracts Department and Buyer shall be addressed at 515 N. Sixth Street, St. Louis, Mo. 63101, Attention:
     Vice President and Deputy General Counsel, or to such other person or such other address as the party to receive the notice or request shall designate.








                                                  NOTICES AND REQUESTS 14-1

2-23-98                                                            A00480-B




ARTICLE 15 - APPLICABLE LAW, VARIANCES AND WAIVER

A. This Agreement constitutes the final agreement between the parties and supersedes all previous negotiations, representations and agreements between the parties with respect to the subject matter hereof. It is the intent of the parties to establish this document as the complete and exclusive statement of the terms of the final agreement between the parties. This Agreement may be amended only as provided in Article 5 or by an instrument in writing of even or subsequent date, executed by duly authorized representatives of the parties. Any other purported amendment or modification will be null and void.

B. THIS AGREEMENT WILL BE INTERPRETED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF WASHINGTON, U.S.A, EXCEPT THAT WASHINGTON'S CHOICE OF LAW RULES SHALL NOT BE INVOKED FOR THE PURPOSE OF APPLYING THE LAW OF ANOTHER JURISDICTION.

C. The failure of either party to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions of this Agreement shall in no way be construed to be a present or future waiver of such provisions. The express waiver (whether one or more times) by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.








                                  APPLICABLE LAW, VARIANCES AND WAIVER 15-1

2-23-98                                                            A00480-B




ARTICLE 16 - NONDISCLOSURE

A. This Agreement contains information which is confidential and proprietary to Seller and relates to Seller's research, development, trade secrets, products, pricing and business affairs (collectively, Confidential Information). Buyer shall protect the Confidential Information with the same degree of care it exercises to protect the confidentiality of its own confidential and proprietary information and to prevent unauthorized disclosure, use or publication thereof; provided, however, that Buyer may disclose Confidential Information to its lenders and where required by applicable law, the order of any court or governmental agency, or the rules of any applicable securities exchange. Where disclosure of Confidential Information is required pursuant to applicable law and the rules of any applicable securities exchange or pursuant to the direction of any governmental authority, Buyer agrees to notify Seller in writing of any such disclosure Buyer intends to make as far in advance of the date Buyer makes or is required to make the disclosure as is practicable and Buyer shall use its reasonable efforts to obtain assurances that confidential treatment will be accorded to the information required to be disclosed. Except as permitted herein, Buyer shall not disclose the terms of this Agreement to any other party. The obligation to treat information as Confidential Information shall not apply to any information which is publicly available, independently developed by Buyer or obtained rightfully from third parties without a duty to keep confidential.

B. Buyer shall not discuss or reveal this Agreement, any proprietary or competitively sensitive information provided in connection with the transactions contemplated by this Agreement, or Confidential Information, in whole or in part, with anyone other than (i) its employees who require knowledge of such terms and conditions in the ordinary course and scope of their employment; and
     (ii) agents, consultants and advisors (including legal counsel, accountants and management consultants) whose assigned duties reasonably require that such disclosure be made or (iii) as provided in paragraph A. of this Article 16. In the event any disclosure is made to the parties identified in the preceding clause (ii), Buyer further agrees to inform the recipients of the confidential nature of the information and of their obligation to treat such information confidentially pursuant to this Agreement and to attach to the first page of such disclosed materials the following legend:

          THIS DOCUMENT CONTAINS TRADE SECRETS AND COMMERCIAL,
          FINANCIAL AND PROPRIETARY INFORMATION WHICH IS PRIVILEGED AND CONFIDENTIAL TO MCDONNELL DOUGLAS CORPORATION AND WHICH MAY NOT BE DISCLOSED TO ANY PERSON, GOVERNMENTAL AGENCY, COMPANY, CORPORATION OR OTHER PARTY EXCEPT AS SUCH
          DISCLOSURE IS REQUIRED BY LAW.







                                                         NONDISCLOSURE 16-1


2-23-98                                                            A00480-B




SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their officers or agents thereunto duly authorized.

                         TRANS WORLD AIRLINES, INC.

                         Signature_________________________________

                         Printed Name______________________________

                         Title_____________________________________


                         Witness:

                         Signature_________________________________

                         Printed Name______________________________

                         Title_____________________________________



                         MCDONNELL DOUGLAS CORPORATION,
                         A WHOLLY OWNED SUBSIDIARY OF
                         THE BOEING COMPANY

                         Signature_________________________________

                         Printed Name______________________________

                         Title_____________________________________


                         Witness:

                         Signature_________________________________

                         Printed Name______________________________

                         Title_____________________________________





                                                        SIGNATURE PAGE 17-1



2-23-98                                                         A00480-B







                       EXHIBIT A - DETAIL SPECIFICATION



2-23-98                                                         A00480-B


                       AIRCRAFT CONFIGURATION

                            relating to

                        MODEL MD-83 AIRCRAFT


     The Detail Specification is DS8000G dated March 31, 1992 as amended by the SCN's in the Exhibit A's attached hereto, including the effects on Manufacturer's Empty Weight (MEW) and Operating Empty Weight
(OEW). The Aircraft Base Price reflects and includes all effects of such SCN's, except such Aircraft Base Price does not include the price effects of any Buyer Furnished Equipment or Seller Purchased Equipment.









                                 Exhibit A-1
                                 -----------

SCN NUMBER                                                             AIRCRAFT
 SCN DATE                    SCN TITLE                                  NUMBER
 --------                    ---------                                  ------
 7815B         FINISH PER SPECIFICATION F-109-1.7                        1 AND
04/30/92       (MD-80 BASELINE)                                        SUBSEQUENT

 7886A         INSTALLATION OF A BUYER                                   1 AND
02/05/91       FURNISHED TRAFFIC ALERT                                 SUBSEQUENT
               COLLISION AVOIDANCE SYSTEM
               COMPUTER AND ANTENNAS
               UTILIZING EXISTING PARTIAL
               PROVISIONS

 8268B         SELECTION OF WINDSHEAR ALERT                              1 AND
09/18/96       AND GUIDANCE SYSTEM PROGRAM                             SUBSEQUENT
               OPTION

  8282         EDITORIAL CHANGE TO DS 8000G TO                           1 AND
08/13/92       RELOCATE THE EVM INDICATOR                              SUBSEQUENT
               SPACE PROVISIONS FROM THE
               FIRST OFFICERS INSTRUMENT
               PANEL TO THE CAPTAIN'S
               INSTRUMENT PANEL

  8283         REVISION TO THE FUEL QUANTITY                             1 AND
09/21/92       INDICATING SYSTEM                                       SUBSEQUENT

  8299         INSTALLATION OF AN ASSIST STRAP                           1 AND
11/18/92       ADJACENT TO THE FORWARD                                 SUBSEQUENT
               GALLEY SERVICE DOOR

  8320         EDITORIAL CHANGES TO DS 8000G                             1 AND
09/15/93                                                               SUBSEQUENT

  8340         REVISION TO BUYER-FURNISHED                               1 AND
06/06/94       ATC TRANSPONDER PART NUMBER                             SUBSEQUENT

  8366         EDITORIAL REVISION TO DS 8000G                            1 AND
01/23/95       WEIGHT DATA (CHAPTER 13)                                SUBSEQUENT



  8369         REVISION TO THE DETAIL                                    1 AND
03/13/95       SPECIFICATION TO PROVIDE                                SUBSEQUENT
               UPDATE TO THE BUYER-FURNISHED
               EQUIPMENT LISTING (DS 8000)

  8372         DELETION OF THE LIQUID RAIN                               1 AND
04/06/95       REPELLANT SYSTEM (MD-80)                                SUBSEQUENT

  8374         REVISION TO BUYER-FURNISHED                               1 AND
04/27/95       FLASHLIGHT PART NUMBER                                  SUBSEQUENT

  8383         INSTALLATION OF COMPOSITE VORTILLONS                      1 AND
06/21/95       IN LIEU OF THOSE                                        SUBSEQUENT
               SPECIFIED

  8401         INSTALLATION OF AN ADDITIONAL                             1 AND
02/19/96       TRUST REVERSER DETENT                                   SUBSEQUENT

  8422         INCORPORATION OF FINISH                                   1 AND
12/12/96       SPECIFICATION F-109-71.2 FOR                            SUBSEQUENT
               TRANS WORLD AIRLINES

  8436         ELECTRONIC FLIGHT INSTRUMENT                              1 AND
08/27/96       SYSTEM (EFIS) SELECTABLE                                SUBSEQUENT
               PROGRAM OPTION LISTING

                                 EXHIBIT A-2
                                 -----------

SCN NUMBER                                                             AIRCRAFT
 SCN DATE                    SCN TITLE                                  NUMBER
 --------                    ---------                                  ------
  609N         INSTALLATION OF DRIPLESS DIP                              1 AND
04/18/79       STICKS GRADUATED IN POUNDS IN                           SUBSEQUENT
               LIEU OF INCHES (6.7 LB/GAL)

 1221F         INSTALLATION OF SPARE WIRES                               1 AND
12/03/80       (CATEGORY I, II AND IV)                                 SUBSEQUENT

 1272E         REVISION OF ENGINE START AND                              1 AND
01/29/83       IGNITION TO PROVIDE A GROUND                            SUBSEQUENT
               START SAFETY FEATURE (DUAL 20
               JOULE IGNITION)

 3285H         ADDITION OF POLYURETHANE FINISH                           1 AND
08/27/79       TO LOWER FUSELAGE (COLOR TO BE                          SUBSEQUENT
               DETERMINED)

 4631H         REMOVAL OF RADOME EROSION                                 1 AND
08/13/85       PROTECTION BOOT AND                                     SUBSEQUENT
               APPLICATION OF EROSION -
               RESISTANT COATING (CHEMGLAZE
               M431/M201)

 5086A         INSTALLATION OF REMOTE ENGINE                             1 AND
08/22/79       STARTER CONTROL MECHANISM                               SUBSEQUENT

  5505         INSTALLATION OF A HEATER AT THE                           1 AND
02/16/79       POTABLE WATER TANK OVERFLOW                             SUBSEQUENT
               DRAIN PORT

  6217         INSTALLATION OF WING TIP                                  1 AND
09/16/82       MOUNTED LOGO LIGHTS UTILIZING                           SUBSEQUENT
               EXISTING PARTIAL PROVISIONS

  6702         COPPER ELECTRICAL GENERATOR                               1 AND
07/12/83       FEEDER CABLES AND APU STARTER                           SUBSEQUENT
               CABLE

  6742         INSTALLATION OF A FLIGHT                                  1 AND
09/12/83       COMPARTMENT DOOR KEY                                    SUBSEQUENT


 6873E         INSTALLATION OF AIR CRUISERS                              1 AND
09/14/87       EVACUATION SLIDES QUALIFIED TO                          SUBSEQUENT
               TSO C69A WITH AUTOMATIC
               INFLATION IN LIEU OF MANUAL
               INFLATION ON CABIN DOORS (MD-80)

  6951         INSTALLATION OF SELF-                                     1 AND
09/20/84       ILLUMINATED TAILCONE                                    SUBSEQUENT
               EVACUATION SLIDE IN LIEU OF
               EXISTING SLIDE RETAINING
               ILLUMINATION EXTERNAL TO SLIDE

 7303L         INSTALLATION OF A BUYER-                                  1 AND
11/21/96       FURNISHED COLLINS WEATHER                               SUBSEQUENT
               RADAR RECEIVER/TRANSMITTER
               AND ANTENNA IN LIEU OF THAT
               SPECIFIED

  7317         FILLING CAVITIES OF PASSENGER                             1 AND
09/30/87       SEAT TRACKS LOCATED UNDER                               SUBSEQUENT
               GALLEYS WITH GREASE FOR
               CORROSION PROTECTION

 7345B         INSTALLATION OF BUYER-                                    1 AND
10/28/94       FURNISHED SOLID STATE FLIGHT                            SUBSEQUENT
               COMPARTMENT VOICE RECORDER IN
               LIEU OF THAT SPECIFIED

 8100B         APPLICATION OF CROWN METRO                                1 AND
02/12/92       EXTERIOR PAINT IN LIEU OF THAT                          SUBSEQUENT
               SPECIFIED

  8198         INSTALLATION OF AN APU WHICH                              1 AND
10/25/91       INCORPORATES SELECTED GARRETT                           SUBSEQUENT
               SERVICE BULLETINS IN LIEU OF
               THAT SPECIFIED

  8328         APPLICATION OF AEROGLAZE M1433                            1 AND
11/18/93       EROSION RESISTANT COATING ON                            SUBSEQUENT
               THE RADOME IN LIEU OF THAT
               SPECIFIED

  8373         INCREASED COVERAGE FOR                                    1 AND
04/24/95       EXTERIOR GRAY POLYURETHANE                              SUBSEQUENT
               FINISH ON WINGS AND HORIZONTAL
               STABILIZER


  8382         INSTALLATION OF BUYER-                                    1 AND
06/15/95       FURNISHED AMERICAN FLAG DECALS                          SUBSEQUENT
               ON THE VERTICAL STABILIZER (TWA)

  8398         INSTALLATION OF PARTIAL                                   1 AND
01/10/96       PROVISIONS FOR DUAL GLOBAL                              SUBSEQUENT
               NAVIGATION SYSTEM ANTENNAS

  8410         CATEGORY CHANGE FROM BUYER-                               1 AND
04/15/97       FURNISHED EQUIPMENT (BFE) TO                            SUBSEQUENT
               SELLER-FURNISHED EQUIPMENT
               (SFE)

  8423         INSTALLATION OF A BUYER-                                  1 AND
10/24/96       FURNISHED COLLINS SERIES 900                            SUBSEQUENT
               DUAL HF SYSTEM UTILIZING
               EXISTING COMPLETE PROVISIONS

  8425         INSTALLATION OF BFE COLLINS                               1 AND
07/10/96       SERIES 900 ATC TRANSPONDERS                             SUBSEQUENT
               IN LIEU OF THAT SPECIFIED

  8426         INSTALLATION OF A BFE DIGITAL                             1 AND
07/10/96       FLIGHT DATA ACQUISITION UNIT IN                         SUBSEQUENT
               LIEU OF THAT SPECIFIED

  8427         INSTALLATION OF BUYER-                                    1 AND
07/10/96       FURNISHED COLLINS SERIES 900 DME                        SUBSEQUENT
               INTERROGATOR UNITS PART
               NUMBER 822-0329-001, IN LIEU OF
               THOSE SPECIFIED

  8428         INSTALLATION OF A BUYER-                                  1 AND
07/10/96       FURNISHED ALLIEDSIGNAL SOLID                            SUBSEQUENT
               STATE FLIGHT DATA RECORDER,
               PART NUMBER 980-4700-001, IN LIEU
               OF THAT SPECIFIED

  8429         INSTALLATION OF A BFE                                     1 AND
11/07/96       ALLIEDSIGNAL ACARS SYSTEM WITH                          SUBSEQUENT
               ARINC 740 PRINTER

  8430         INSTALLATION OF TWO BFE COLLINS                           1 AND
01/10/97       SERIES 900 ADF SYSTEMS IN LIEU OF                       SUBSEQUENT
               THAT SPECIFIED



  8432         INSTALLATION OF A BFE COLLINS                             1 AND
12/03/96       TCAS SYSTEM                                             SUBSEQUENT

  8435         INSTALLATION OF A -926 FLIGHT                              1 AND
08/19/96       MANAGEMENT COMPUTER IN LIEU                              SUBSEQUENT
               OF THAT SPECIFIED

                                 EXHIBIT A-3
                                 -----------

SCN NUMBER                                                             AIRCRAFT
 SCN DATE                    SCN TITLE                                  NUMBER
 --------                    ---------                                  ------
TW-0142A       INSTALLATION OF A 142                                     1 AND
04/25/97       PASSENGER MIXED CLASS                                   SUBSEQUENT
               (20 FIRST CLASS AND 122
               ECONOMY) INTERIOR
               ARRANGEMENT

 51H           INSTALLATION OF LIQUID                                    1 AND
10/17/80       SOAP DISPENSERS IN                                      SUBSEQUENT
               LAVATORIES IN LIEU OF
               BAR SOAP DISPENSERS

 5425D         INSTALLATION OF A                                         1 AND
12/04/96       DIAPER CHANGING SHELF                                   SUBSEQUENT
               IN THE AFT RIGHT
               LAVATORY

 5830D         REVISION OF DFGC                                          1 AND
02/15/91       WIRING TO PROVIDE                                       SUBSEQUENT
               AUTOLAND WITH ONE
               RADIO ALTIMETER
               INOPERATIVE

  5913         REMOVAL OF                                                1 AND
03/31/81       MCDONNELL DOUGLAS                                       SUBSEQUENT
               CORPORATION LEGENDS
               AND/OR LOGOS FROM
               AIRCRAFT EXTERIOR

 5986B         REVISION OF ALTITUDE                                      1 AND
06/06/83       ALERT TO ENABLE AURAL                                   SUBSEQUENT
               WARNING AT 750 FOOT
               ARMING POINT

 6512B         ADDITION OF AUTOLAND                                      1 AND
08/26/80       ROLLOUT GUIDANCE                                        SUBSEQUENT


 7301B         INSTALLATION OF                                           1 AND
12/05/96       PARTIAL PROVISIONS FOR                                  SUBSEQUENT
               THE INSTALLATION OF A
               SECOND ADVANCED
               FLIGHT MANAGEMENT
               COMPUTER

 7771Q         SELECTION OF BUYER-                                       1 AND
02/26/97       FURNISHED EQUIPMENT                                     SUBSEQUENT

  8386         INSTALLATION OF                                           1 AND
08/24/95       NUMBER ONE WINDOW                                       SUBSEQUENT
               PLUGS (LH AND RH)

  8393         REVISION TO BUYER-                                        1 AND
06/27/96       FURNISHED FLIGHT DATA                                   SUBSEQUENT
               AND VOICE RECORDER
               SYSTEMS

  8408         INSTALLATION OF A 144-                                    1 AND
05/09/97       PASSENGER MIXED-CLASS                                   SUBSEQUENT
               INTERIOR ARRANGEMENT

  8413         REMOVAL OF THE                                            1 AND
05/24/96       ADDITIONAL THRUST                                       SUBSEQUENT
               REVERSER DETENT
               (DELETES THE EFFECTS OF
               STANDARD SCN 8401)

  8417         REVISION TO THE                                           1 AND
10/16/96       VSI/RA/TA COLLINS                                       SUBSEQUENT
               INDICATOR BFE
               SELECTION

  8418         DELETION OF THE RAM                                       1 AND
06/07/96       AIR INLET ANTI-ICING                                    SUBSEQUENT
               SYSTEM

  8424         INSTALLATION OF A                                         1 AND
02/18/97       BUYER-FURNISHED VHF                                     SUBSEQUENT
               COMMUNICATION
               SYSTEM COLLINS SERIES
               900 IN LIEU OF THAT
               SPECIFIED AND
               INSTALLATION OF A
               THIRD VHF


  8437         INSTALLATION OF                                           1 AND
09/24/96       GOODRICH EVACUATION                                     SUBSEQUENT
               SLIDES WITH AUTOMATIC
               INFLATION IN LIEU OF AIR
               CRUISERS SPECIFIED

  8438         REVISION OF ELECTRONIC                                    1 AND
109/01/96      FLIGHT INSTRUMENT                                       SUBSEQUENT
               SYSTEM PROGRAM
               WIRING TO PROVIDE AN
               ADDITIONAL DISPLAY

  8442         INSTALLATION OF THREE                                     1 AND
12/09/96       COLLINS VHF                                             SUBSEQUENT
               TRANSCEIVERS PART
               NUMBER 822-1047-002
               (WITH 8.33 KHZ SPACING
               CAPABILITY) IN LIEU OF
               THAT SPECIFIED

  8444         INSTALLATION OF BUYER-                                    1 AND
05/09/97       FURNISHED PORTABLE                                      SUBSEQUENT
               HALON FIRE
               EXTINGUISHERS, FIRST
               AID KITS AND
               MEGAPHONES IN LIEU OF
               THE SELLER-FURNISHED
               EQUIPMENT SPECIFIED

  8445         INSTALLATION OF BFE                                       1 AND
05/09/97       MAGAZINE RACK AND BFE                                   SUBSEQUENT
               LIFE VEST POUCH

  8448         INSTALLATION OF A                                         1 AND
03/24/97       SELLER-FURNISHED                                        SUBSEQUENT
               ALLIEDSIGNAL SOLID
               STATE FLIGHT DATA
               RECORDER, PART
               NUMBER 980-4700-034, IN
               LIEU OF THAT SPECIFIED

  8449         INSTALLATION OF                                           1 AND
02/12/97       PARTIAL PROVISIONS FOR                                  SUBSEQUENT
               MULTI-MODE RECEIVERS
               (MMR) SYSTEM


  8454         INSTALLATION OF BUYER-                                    1 AND
03/13/97       FURNISHED CREW                                          SUBSEQUENT
               PORTABLE OXYGEN
               CYLINDER AND CREW
               OXYGEN MASK IN LIEU OF
               THE SELLER-FURNISHED
               EQUIPMENT SPECIFIED

  8460         INSTALLATION OF A                                         1 AND
04/17/97       CLASS DIVIDER WITH                                      SUBSEQUENT
               OUTBOARD SUPPORT
               LEGS MOUNTED AT
               X=PLUS OR MINUS 54.50 IN
               LIEU OF THAT SPECIFIED

  8463         REVISION TO WINDSHEAR                                     1 AND
05/22/97       ALERT AND GUIDANCE                                      SUBSEQUENT
               SYSTEM PROGRAM PIN
               WIRING TO PROVIDE
               ALTERNATE WINDSHEAR
               VOICE WARNING

  8465         INSTALLATION OF                                           1 AND
06/25/97       COLLINS DME                                             SUBSEQUENT
               INTERROGATOR
               822-0329-020 IN LIEU OF
               822-0329-001




2-23-98                                                        Exhibit B
                                                                A00480-B

                     EXHIBIT B - CERTIFICATE OF

                 TECHNICAL ACCEPTANCE AND DELIVERY




                    CERTIFICATE OF TECHNICAL ACCEPTANCE AND DELIVERY  B-1

2-23-98                                                        Exhibit B
                                                                A00480-B

          CERTIFICATE OF TECHNICAL ACCEPTANCE AND DELIVERY


Buyer:                                TRANS WORLD AIRLINES, INC.

Seller:                               MCDONNELL DOUGLAS CORPORATION

Purchase Agreement Number:            A00480-B, dated
                                                     -----------------

AIRCRAFT IDENTIFICATION
-----------------------

Model:

Buyer's Aircraft Number:

Nationality and Registration Number:

Factory Serial Number:

Fuselage Number:

                  SECTION A - TECHNICAL ACCEPTANCE
                  --------------------------------

Trans World Airlines, Inc. hereby technically accepts the Aircraft and agrees that the Aircraft has been manufactured in accordance with and conforms to the requirements of Purchase Agreement No. A00480-B, as amended.

                             TRANS WORLD AIRLINES, INC.

                             Signature
                                       --------------------------------

                             Printed Name
                                          -----------------------------

                             Title
                                   ------------------------------------

                             Date
                                  -------------------------------------


                    CERTIFICATE OF TECHNICAL ACCEPTANCE AND DELIVERY  B-2

2-23-98                                                        Exhibit B
                                                                A00480-B

          CERTIFICATE OF TECHNICAL ACCEPTANCE AND DELIVERY

Buyer:                                TRANS WORLD AIRLINES, INC.

Seller:                               MCDONNELL DOUGLAS CORPORATION

Purchase Agreement Number:            A00480-B, dated
                                                     -----------------

AIRCRAFT IDENTIFICATION
-----------------------

Model:                                MD-83

Buyer's Aircraft Number:

Nationality and Registration Number:

Factory Serial Number:

Fuselage Number:

                        SECTION B - DELIVERY
                        --------------------

Trans World Airlines, Inc. hereby accepts delivery of the Aircraft at the time and place noted below and hereby waives all remedies as to the condition of the Aircraft, including the remedy of revocation of acceptance, which might otherwise arise by operation of law, excepting only those remedies provided for in Exhibit C, Part I of Purchase Agreement No. A00480-B. Trans World Airlines, Inc. certifies the Aircraft will be used by Trans World Airlines, Inc. as a certified or licensed carrier of persons or property in interstate or foreign commerce.

                             TRANS WORLD AIRLINES, INC.

                             Signature
                                       --------------------------------

                             Printed Name
                                          -----------------------------

                             Title
                                   ------------------------------------

                             Date
                                  -------------------------------------


                    CERTIFICATE OF TECHNICAL ACCEPTANCE AND DELIVERY  B-3

2-23-98                                                    A00480-B










               EXHIBIT C - AIRCRAFT SUPPORT SERVICES

2-23-98                                                        Exhibit C
                                                                A00480-B

                   TABLE OF CONTENTS

PART I - WARRANTY AND SERVICE LIFE POLICY                I-1

A.   Seller's Warranty                                   I-1
B.   Warranties From Other Manufacturers                 I-4
C.   Service Life Policy                                 I-6
D.   Normal Usage                                       I-11
E.   Duplicate Protection Plan Remedies                 I-11
F.   General                                            I-11

PART II - TRAINING AND SERVICES                         II-1

A.   Flight Training Program                            II-1
B.   Maintenance and Technical Training Program         II-3
C.   Field Service                                      II-8
D.   Factory Service                                    II-8
E.   Maintenance Planning Assistance                    II-9
F.   Additional Services                               II-10
G.   Transportation and Per Diem Reimbursement         II-10
H.   General                                           II-10

PART III - SPARE PARTS                                 III-1

A.   Applicability                                     III-1
B.   Term                                              III-1
C.   Buyer's Orders                                    III-1
D.   Communications                                    III-1
E.   Status Information                                III-1
F.   Prices                                            III-1
G.   Shipment                                          III-2
H.   Payment                                           III-2
I.   Purchase of Seller's Parts                        III-3
J.   Vendor Parts                                      III-4
K.   Provisioning                                      III-4
L.   General                                           III-5

PART IV - AIRCRAFT MANUALS AND DOCUMENTS                IV-1

A.   Documents Provided                                 IV-1
B.   ATA Specifications                                 IV-1
C.   Shipment                                           IV-1
D.   Revision Service                                   IV-1
E.   List of Documents                                  IV-2
F.   Additional Copies                                 IV-19
G.   Limitation On Use of Documents                    IV-19
H.   Warranty                                          IV-19

                         AIRCRAFT SUPPORT SERVICES INDEX  ii

2-23-98                                                        Exhibit C
                                                                A00480-B

PART I - WARRANTY AND SERVICE LIFE POLICY

This Part I contains the terms and conditions applicable to the warranty and service life policy.

A.   SELLER'S WARRANTY
     -----------------

     1.   Coverage.  Seller warrants that Products, at the time of
          --------
          delivery by Seller, shall be free from:

          a.   defects in material and workmanship;

          b. defects caused by Seller's installation of any article not manufactured by Seller in a manner not in accordance with the reasonable instructions of the manufacturer;

          c. defects arising from failure to conform to the Detail Specification, except as to portions thereof stated to be estimates or approximations or stated to be design objectives; and

          d. defects inherent in the design, in view of the state of the art as of the date of such design, including defects arising from Seller's selection of materials or process of manufacture.

     2.   Term.  This warranty applies only to defects described in
          ----
          paragraph 1. above which become apparent to Buyer within thirty-six months after delivery of each Product.

     3.   Repair or Replacement.  Seller's liability under this
          ---------------------
          warranty for defects described in paragraphs 1.a., 1.b. and 1.c. above is limited, at Seller's election, to the repair or replacement at Seller's expense (with a similar item free from the defect in question) of any defective
          Product.

     4.   Correction of Design Defects.  Seller's liability under this
          ----------------------------
          warranty for defects described in paragraph 1.d. above is limited to correction at Seller's expense of all such defects. If such design defects become apparent and Buyer gives Seller due and timely notice within the applicable period set forth in paragraphs 11.f. and 11.g. of this
          Part I A. and Seller is obligated to correct such defect, Seller shall also make such correction in any Product which has not been delivered to Buyer. Seller, however, shall not be responsible nor deemed to be in default on account of any delays in performance caused by any such corrections. Also, rather than accept a delay in delivery, Buyer may elect to accept delivery and subsequently file a claim for a warranty correction as though the defect had become apparent immediately after delivery.

     5.   Timely Corrections.  Seller, or Buyer with the approval of
          ------------------
          Seller, shall make the repairs, replacements or corrections with reasonable care and dispatch in order that the Product involved is not out of service longer than necessary.

                                      WARRANTY AND SERVICE LIFE POLICY  I-1

2-23-98                                                        Exhibit C
                                                                A00480-B

     6.   Seller's Approval.  Within two weeks following receipt of
          -----------------
          Buyer's notice of a defect accompanied by Buyer's request for permission to make a repair or correction, Seller shall notify Buyer of its approval or disapproval of the request.
           If Seller fails to give timely notice, the request shall be deemed approved. Approval under this paragraph shall not constitute a determination as to the existence of a defect, as described in paragraph 1. above.

     7.   Coverage.  For defects described in paragraph 1. above,
          --------
          removal and repair of the defective Product and its reinstallation shall be at Seller's expense. When temporary or interim repairs, replacements and corrections are accomplished by Buyer and not proposed or requested by Seller, Seller's liability to Buyer for removal and repair shall not exceed the cost of furnishing a permanent repair, replacement or correction.

     8.   Reimbursement.
          -------------

          a.   Labor.  For defects described in paragraph 1. above,
               -----
               Seller shall establish a reasonable estimate for the labor hours required for removal and reinstallation and, if performed by Buyer, repair or correction of the defective Product and will reimburse Buyer for the estimated hours or for Buyer's actual labor hours, whichever is less. Buyer's warranty labor rate shall be based upon Buyer's direct labor rate per man-hour plus a burden rate of fifty percent, subject to annual review and adjustment as mutually agreed. The amount of Buyer's warranty labor rate shall not exceed the Douglas Products Division's manufacturing direct labor rate plus a burden rate of one-hundred percent.

          b.   Material.  Seller shall reimburse Buyer for parts
               --------
               required to effect the repair. The price paid for parts by Seller shall be the invoice prices paid by Buyer.

     9.   Claims Information.  All warranty claims must be submitted
          ------------------
          in writing to Seller's Warranty Administrator at Long Beach, California and shall include the following:

          a.   the identity of the Product involved, including
               Seller's part number, serial number, CAGE Code, nomenclature and the quantity claimed to be defective;

          b. the identity of the Aircraft and ATA location from which each Product was removed;

          c.   the date the claimed defect became apparent to Buyer;

          d. the total flight hours or cycles accrued on each Product at the time the claimed defect became apparent to Buyer;

          e.   description of the claimed defect and circumstances;

          f.   the date any repair or modification was completed;

                                      WARRANTY AND SERVICE LIFE POLICY  I-2

2-23-98                                                        Exhibit C
                                                                A00480-B

          g. an itemized account of any direct labor hours expended in performing the repair or modification;

          h. an itemized account of any direct materials incorporated in any repair or modification; and

          i. with respect to any spare parts purchased from Seller, identification by Buyer's purchase order number and date.

     10.  Audit, Notification and Transportation.  All warranty claims
          --------------------------------------
          shall be subject to audit by Seller. Seller shall notify Buyer of Seller's disposition of each claim. If a warranty claim is rejected, Seller will provide an explanation for the rejection including any supporting data/documentation reasonably requested by Buyer. For defects described in paragraph 1. above, Seller shall pay all costs of transportation of the defective Product returned to and from the point on Buyer's airline route closest to Seller's Facility in Long Beach, California.

     11.  Limitations.  Seller shall have no obligation or liability
          -----------
          under this warranty if:

          a. the Aircraft was not operated or maintained in accordance with the AIRCRAFT MANUALS AND DOCUMENTS furnished Buyer pursuant to Part IV hereof unless Buyer furnishes reasonable evidence that such operation or maintenance was not a cause of the defect;

          b. the Aircraft was not operated under normal airline use unless Buyer furnishes reasonable evidence that such operation was not a cause of the defect;

          c. Buyer does not submit reasonable proof to Seller within 2 months after the defect becomes apparent that the defect is due to a matter covered within this warranty. Seller shall use reasonable efforts to approve or disapprove in writing Buyer's warranty claim within 2 months of receipt.

          d. Buyer does not return the defective Product to Seller's Facility, unless otherwise approved by Seller, within two months following such defect becoming apparent;

          e. Buyer does not report the defect in writing to Seller's Warranty Administrator and submit reasonable proof to Seller that the defect is due to a matter covered within this warranty within two months after the defect becomes apparent; or

          f. Buyer does not submit its claim for reimbursement within one year of the defect becoming apparent to Buyer or within a reasonable time period as mutually agreed between Buyer and Seller's Warranty
               Administrator.

     12.  Document Warranty.  Seller warrants that at the time of
          -----------------
          delivery by Seller all Documents shall be free from errors. Seller's liability under this warranty is limited to replacement of the Document with a similar Document or page thereof free from

                                      WARRANTY AND SERVICE LIFE POLICY  I-3

2-23-98                                                        Exhibit C
                                                                A00480-B

          the error in question at no charge for up to Twenty-Four months after delivery of the Document.

B.   WARRANTIES FROM OTHER MANUFACTURERS
     -----------------------------------

     1.   Warranties From Other Manufacturers.  Seller has made or
          -----------------------------------
          shall make reasonable efforts to obtain favorable warranties enforceable by Buyer from Vendors, with respect to Vendor Parts purchased by Seller and installed in the Aircraft at the time of delivery. Seller shall furnish copies of Vendor commitments to Buyer (see Product Support Supplier Agreements Manual, Exhibit C, Part IV - AIRCRAFT MANUALS AND DOCUMENTS).

     2.   Vendor Backstop.  For those Vendor Parts installed on the
          ---------------
          Aircraft or purchased through Seller, in the event of a default by a Vendor in the performance of any material obligation under any applicable warranty obtained by Seller from such Vendor pursuant to paragraph 1. above, or in the event of a disclaimer of responsibility by such Vendor for any defect constituting a breach of such warranty and upon seasonable notice thereof to Seller, Seller will furnish the equivalent warranty terms as those provided by the defaulting Vendor.

     3.   Seller's Interface Commitment.  At Buyer's request to
          -----------------------------
          Seller's Warranty Administrator, Seller shall, without charge, conduct an investigation and analysis of any Interface Problem to determine, if possible, the cause of the Interface Problem and to recommend feasible corrective action. Buyer shall furnish to Seller all data and information in Buyer's possession relevant to the Interface Problem and shall cooperate with Seller in the conduct of its investigation and such tests as may be required.
          Seller, at the conclusion of its investigation, shall advise Buyer in writing of Seller's opinion as to the cause of the Interface Problem and Seller's recommended corrective action.

          If Seller determines that the interface problem stems from a Seller part, the cause of the Interface Problem shall be treated as a defect in the design of such part pursuant to Exhibit C, Part I, Paragraph A of the Agreement. Warranty claims submitted by Buyer pursuant to Exhibit C, Part I, Paragraph A of the Agreement shall be processed in accordance with and subject to all of the terms and conditions thereof.

          If Seller concludes that the cause of the Interface Problem is attributable to a Vendor Part, Seller shall assist Buyer in delineating claims which Buyer may assert against the Vendor, Seller will also take reasonable actions permitted by its contacts with such Vendor, in an effort to obtain a correction of the Interface Problem which is satisfactory to Buyer.

          If Seller determines that the Interface Problem is in part due to a Seller Part and a Vendor Part, Seller shall at the request of Buyer, attempt to correct the Interface Problem through the cooperative efforts of both Seller and the Vendor.

                                      WARRANTY AND SERVICE LIFE POLICY  I-4

2-23-98                                                        Exhibit C
                                                                A00480-B

     4.   Engine Warranty.  Seller has obtained from United
          ---------------
          Technologies Corporation, Pratt & Whitney Group, Large Commercial Engines (United) the right to extend to Buyer the provisions of United's sales warranty, attached hereto as Exhibit E. Buyer agrees that the warranty applicable to Engines installed at the time of delivery in the aircraft to be furnished under this Agreement shall be the United sales warranty; provided that Buyer may, by notice given to United prior to delivery of the Aircraft under this Agreement, elect to substitute for such sales warranty any corresponding warranty included either in a General Terms Agreement currently effective between the Buyer and United or in a contract for the sale by United to the Buyer of Engines intended for use in direct support of the Aircraft to be furnished under this Agreement. Buyer agrees that any such warranty shall be deemed to have been provided directly by United to Buyer. Buyer shall look to United and not Seller with respect to any such warranty and Seller has no obligation under such warranty and does not act as guarantor of United's warranty. In consideration of such extension, Buyer hereby releases and discharges United from any and all liabilities and obligations whatsoever arising out of the purchase or use of said installed Engines, except as expressly assumed by United in such warranty.

C.   SERVICE LIFE POLICY
     -------------------

     The Policy shall apply if fleetwide or repetitive Failures occur in any Covered Component.

     1.   Term.  Should a Failure occur in any Covered Component
          ----
          within one-hundred forty-four months after delivery, Seller shall, at the price provided below and as promptly as practicable, either (i) design and furnish a correction for such failed Covered Component and provide any parts required for such correction (exclusive of standard parts) or (ii) furnish a replacement Covered Component.

     2.   Price.  Any part or Covered Component which Seller is
          -----
          required to furnish under this Policy shall be priced in accordance with the following formula:

             P    =    CT
                       --
                       N

             where:

             P    =    Price to Buyer;

             C    =    Seller's then current Seller Part sales price;

             T    =    the total time to the nearest month during which the
                       Covered Component has been used; and

             N    =    144 months.

                                      WARRANTY AND SERVICE LIFE POLICY  I-5

2-23-98                                                        Exhibit C
                                                                A00480-B

     3.   Conditions and Limitations.  The following general
          --------------------------
          conditions and limitations shall apply to the Policy:

          a. The transportation cost for the return, if practicable and requested by Seller, of any failed Covered Component necessary for redesigning studies shall be borne by Seller to and from the point on Buyer's airline route closest to Seller's Facility in Long Beach, California.

          b. Any required disassembly and reassembly of the Aircraft or landing gear, removal of the failed
               Covered Component and reassembly and installation of the corrected or replacement Covered Component, shall be at Buyer's expense.

          c. Seller's obligations under the Policy are conditioned upon the submission of reasonable proof to Seller that the Failure is covered by the Policy.

          d. Buyer must report a Failure in writing to Seller's Warranty Administrator within two months after any Failure becomes evident, whether or not said Failure can reasonably be expected to occur in any other aircraft. Omission to give this required notice shall excuse Seller from all obligations with respect to such Failure.

          e. The provisions of paragraph 11.a., 11.b. and, 11.c. of paragraph A. of Part I entitled Seller's Warranty, are incorporated by this reference and shall condition Seller's obligations under the Policy with respect to any Covered Component.

          f. Seller's obligations under the Policy shall not apply to any Aircraft or Covered Component which has not been correctly modified in accordance with Seller's service bulletin specifications or instructions furnished by Seller to Buyer prior to receipt by Seller from Buyer of any notice of an occurrence which constitutes, or which at a later date is shown to constitute, a Failure in a Covered Component unless Buyer furnishes reasonable evidence that such Failure was not caused by Buyer's failure to so modify the Aircraft or Covered Component.

          g. The Policy shall not apply for a Failure if Seller determines that the Failure may not reasonably be expected to occur on a fleetwide or repetitive basis.

     4.   Coverage.  This Policy is neither a warranty, performance
          --------
          guarantee nor an agreement to modify the Aircraft or Covered Component to conform to new developments in airframe and landing gear design and manufacturing art. Seller's obligation is to make only those corrections to the Covered Components or furnish replacements as provided in the Policy.

     5.   Covered Components.  The following specific airframe
          ------------------
          components and landing gear components are subject to the provisions of the Policy:

                                      WARRANTY AND SERVICE LIFE POLICY  I-6

2-23-98                                                        Exhibit C
                                                                A00480-B

          a.   Airframe Components

               (1)  Pylons

                    (a)  Front engine mount yoke
                    (b)  Spars (including spar caps, webs and
                         stiffeners)
                    (c)  Front engine mount to pylon attach fitting
                    (d)  Aft engine mount to pylon attach fitting
                    (e)  Upper and lower skin and stiffeners
                         between spars
                    (f)  Pylon to fuselage attach angles and
                         fittings

               (2)  Wings

                    (a) Front and rear spars (including spar caps, webs and stiffeners)
                    (b) Upper and lower stringers and skin between spars
                    (c)  Landing gear bulkhead and landing gear
                         attach fitting
                    (d)  Bulkhead at side of fuselage, including
                         trapezoidal panel
                    (e)  Flap ribs in the wing
                    (f)  Wing to fuselage attach tee
                    (g)  Wing flap attach fittings

               (3)  Fuselage

                    Frames, plating, longerons and pressure
                    bulkheads, but excluding all non-load carrying access doors.

               (4)  Empennage

                    (a) Vertical stabilizer spars and skin between spars
                    (b)  Aft fuselage vertical stabilizer
                         carry-through structure
                    (c) Horizontal stabilizer spars, integral skin and stringers between spars, and pivot fittings

          b.   Landing Gear Components

               (1)  Main Gear

                    (a)  Cylinder
                    (b)  Piston/axle
                    (c)  Side brace (upper and lower)
                    (d)  Fixed side brace
                    (e)  Orifice support tube
                    (f)  Torque links

                                      WARRANTY AND SERVICE LIFE POLICY  I-7

2-23-98                                                        Exhibit C
                                                                A00480-B

               (2)  Nose Gear

                    (a)  Housing
                    (b)  Piston
                    (c)  Axle
                    (d)  Orifice support tube
                    (e)  Cylinder
                    (f)  Torque links
                    (g)  Cross tube
                    (h)  Drag links (upper and lower)

     NOTE: The Policy does not cover any bearings, bushings, attaching hardware such as bolts, washers, clamps, brackets, or actuating or latching mechanisms, or gaskets, O-rings, or seals used in or on the Covered Components.

D.   NORMAL USAGE
     ------------

     Normal wear and tear and the need for regular maintenance shall not constitute a defect or failure pursuant to Part I hereof.

E.   DUPLICATE PROTECTION PLAN REMEDIES
     ----------------------------------

     It is agreed that Seller shall not be obligated to provide to Buyer any remedy which is a duplicate of any other remedy which has been provided to Buyer under Part I hereof.

F.   DISCLAIMER AND RELEASE, EXCLUSION OF LIABILITIES
     ------------------------------------------------

     1. THE WARRANTY AND SERVICE LIFE POLICY PROVIDED IN THIS EXHIBIT C, PART I AND THE OBLIGATIONS AND LIABILITIES OF SELLER UNDER SAID WARRANTY AND SERVICE LIFE POLICY ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES ALL OTHER REMEDIES, WARRANTIES, GUARANTEES OR LIABILITIES, EXPRESS OR IMPLIED, WITH RESPECT TO EACH AIRCRAFT, ARTICLE, PRODUCT, ACCESSORY, EQUIPMENT, SPARE PART, SERVICE, MANUAL, DOCUMENT, DATA,OR OTHER THING DELIVERED UNDER THIS AGREEMENT AND RELATED DOCUMENTS, ARISING BY LAW OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION OR LIABILITY ARISING FROM NEGLIGENCE OR TORT OR WITH RESPECT TO FITNESS, MERCHANTABILITY, LOSS OF OR DAMAGE TO THE AIRCRAFT.

     2. SELLER WILL HAVE NO OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF SELLER, OR OTHERWISE , FOR THE LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO EACH AIRCRAFT, ARTICLE, PRODUCT, ACCESSORY, EQUIPMENT, SPARE PART, SERVICE, MANUAL, DOCUMENT, DATA OR OTHER THING DELIVERED UNDER THIS AGREEMENT AND RELATED DOCUMENTS.

                                      WARRANTY AND SERVICE LIFE POLICY  I-8

2-23-98                                                        Exhibit C
                                                                A00480-B

     3. BUYER AND SELLER STATE AND AGREE THAT THIS PART I OF EXHIBIT C, INCLUDING BUT NOT LIMITED TO PARAGRAPH 1. ABOVE, HAS BEEN THE SUBJECT OF DISCUSSION AND NEGOTIATION AND IS FULLY UNDERSTOOD BY THE PARTIES AND THAT THE PRICE OF THE AIRCRAFT AND THE OTHER MUTUAL AGREEMENTS OF THE PARTIES SET FORTH IN THIS AGREEMENT WERE ARRIVED AT IN CONSIDERATION OF THE PROVISIONS CONTAINED IN THIS PARAGRAPH, PARAGRAPH 1. ABOVE AND THE OTHER PROVISIONS OF THIS PART I OF EXHIBIT C.

     4. For the purpose of this paragraph F, "Seller" is defined as the Boeing Company, its divisions, subsidiaries, affiliates, the assigns of each, and their respective directors, officers, employees and agents.

                                      WARRANTY AND SERVICE LIFE POLICY  I-9

2-23-98                                                        Exhibit C
                                                                A00480-B

PART II - TRAINING AND SERVICES

This Part II contains the terms and conditions applicable to the training of Buyer's flight and maintenance personnel. The training program shall consist of services and support, presented in the American English language, designed to familiarize, train and assist Buyer's personnel with the introduction of the Aircraft. Unless otherwise stated, the program shall be conducted at Seller's Facility. Any other location or additional training based on Buyer's special requirements will be subject to mutually agreeable terms and conditions including price, schedule, location and scope of training required.

A.   FLIGHT TRAINING PROGRAM
     -----------------------

     1.   General.  Seller reserves the right to rotate instructors
          -------
          every four weeks when training is conducted away from Seller's Facility. Instructor services, when utilized away from Seller's Facility, are counted in full days (eight hours equals one full day) on a portal to portal basis. Buyer's personnel shall be qualified and have experience in Commercial Transport Class (Group II) Turbo Jet Aircraft as defined in FAR Part 121.400.

     2.   Training Conference.  Buyer and Seller shall schedule a
          -------------------
          flight training conference at Seller's Facility no less than twelve months prior to delivery of the first Aircraft. This conference will establish a training plan and schedule including the elements in this paragraph A. and will establish any additional training or special requirements beyond the scope of this paragraph A. The terms and conditions applicable to such additional training or special requirements will be the subject of a separate agreement.

     3.   Classroom Training.  Seller shall conduct the following
          ------------------
          classroom instruction:

          a. Flight Crew Ground Training Course - Provide customized FAA approved operational courses, up to fifteen days in duration, for six of Buyer's Flight Crews. This course shall consist of classroom instruction supplemented by the use of ground training devices. The course objective is to train Buyer's personnel to be proficient to operate the Aircraft systems and to advance to the flight training phase of paragraph A.4. This course will normally be conducted during the four month period prior to delivery of the first Aircraft. Seller shall furnish to each of Buyer's personnel participating in this course one copy of the Flight Crew Operating Manual (without revision service).

          b. Flight Crew Ground Training Instructor Course - This course of up to nineteen business days duration, for up to four of Buyer's ground training personnel, consists of the Flight Crew Ground Training Course plus additional in-depth Aircraft Systems information.

          c. Flight Attendant Course - A familiarization course of up to three days duration shall be conducted for up to twenty of Buyer's flight attendant personnel. This course shall present general information on the Aircraft and detailed information on the operation of the cabin equipment and emergency

                                              TRAINING AND SERVICES  II-1

2-23-98                                                        Exhibit C
                                                                A00480-B

               equipment. Seller shall furnish for each participant in this course one copy of the Flight Attendant Manual (without revision service). Five instructor days plus travel time shall be available to assist Buyer's personnel at Buyer's facility to conduct hands-on training on the first delivered Aircraft.

          d. Flight Dispatcher Course - A course of up to five days duration shall be conducted for up to ten of Buyer's flight dispatcher personnel. The course consists of classroom instruction covering general aircraft familiarization plus detailed coverage of aircraft performance, flight planning, weight and balance calculation and the Master Minimum Equipment List. Seller shall furnish for each participant in this course one copy of the Flight Crew Operating Manual (without revision service).

          e. Course Material - If utilized in the course, Seller shall furnish one set of the following materials (without revision service) used to conduct the Flight Crew Ground Training Course, Flight Attendant Course and Flight Dispatcher Course as applicable:

               (1)  35mm slides
               (2)  Instructional narrative or instruction guides
               (3)  Overhead projection transparencies
               (4)  Video tapes
               (5)  Audio cassette tapes
               (6)  Computer based courseware in the Seller's format
               (7)  Cockpit panel prints (two sets unmounted)

          f.   Customization of Courses - The Flight Crew Ground
               Training Course, Flight Crew Ground Training
               Instructor Course, Flight Attendant Course and the
               Flight Dispatcher Course will be designed to reasonably reflect the configuration of the Aircraft and Seller's standard operating procedures.

     4.   Flight Crew Flight Training.  Seller will train Buyer's
          ---------------------------
          Flight Crews with a flight training syllabus which meets the performance standards of the FAA pilot type rating. Any additional training beyond the level established by the syllabus to achieve the desired proficiency will be subject to mutually agreeable terms and conditions. Seller shall provide qualified instructors to conduct the flight training program for a total of one-hundred-thirty calendar days. These days may be utilized in a combination of the following types of flight training support:

          a. Flight Crew Simulator Training - Seller shall use reasonable efforts to schedule time in a FAA approved flight simulator for the training outlined in Seller's flight training syllabus. Costs of simulator rental shall be borne by Buyer.

          b. Aircraft Ferry - Upon request, Seller shall provide qualified flight personnel to assist Buyer in ferrying Aircraft to Buyer's main base.

                                              TRAINING AND SERVICES  II-2

2-23-98                                                        Exhibit C
                                                                A00480-B

          c. Flight Crew Aircraft Training - If required, Seller shall conduct a program of aircraft flight training utilizing Buyer's Aircraft at a mutually agreed location commencing with the delivery of the first Aircraft. Seller's responsibility is limited to instructor service only.

          d. Line Training - Upon request, Seller shall provide flight personnel to assist the Buyer in achieving initial operating experience. Processing of any special licenses permits or other documentation required for the Seller's flight personnel to provide this service shall be the responsibility of the Buyer.

     5.   Time Limit.  Seller's obligation to provide flight training
          ----------
          shall cease twelve months following delivery of the first
          Aircraft.

     6.   Revisits.  Subject to separate contractual negotiation,
          --------
          operational assistance will be provided on a periodic basis in the form of revisits by Seller's flight operations personnel.

     7.   Recurrent Flight Crew Training.  Subject to separate
          ------------------------------
          contractual negotiation, Seller will provide a FAA approved program of flight crew recurrent training customized in content and frequency to meet the recurrent training requirements of Buyer's flight crews.

B.   MAINTENANCE AND TECHNICAL TRAINING PROGRAM

     1.   General.  The maintenance training program shall consist of
          -------
          factory and field training, including training aids and materials.

     2.   Training Conference.  Buyer and Seller shall schedule a
          -------------------
          maintenance training conference at Seller's Facility, on a mutually agreed to date, approximately twelve months prior to first Aircraft delivery. This conference will establish a maintenance training plan including the scheduling and content of all elements in this paragraph B. The scope and depth of the individual courses defined in the plan will be based on Seller's standard course syllabi.

     3.   Seller's Instructor Time.  Seller shall provide instructor
          ------------------------
          time, for a combination of factory and field training up to thirty-four man-weeks.

     4.   Factory Training.  The following factory training will be
          ----------------
          furnished at Seller's Facility:

          a. Executive General Familiarization Course - This course is in general accordance with ATA Specification 104, Level I and is designed for Buyer's management, or other support personnel, who are generally familiar with modern jet aircraft. A brief overview of the airframe, powerplant, electrical and avionic related systems shall be presented.

          b. General Familiarization Course - This course is in general accordance with ATA Specification 104, Level I and is designed for Buyer's management, or

                                              TRAINING AND SERVICES  II-3

2-23-98                                                        Exhibit C
                                                                A00480-B

               other support personnel, familiar with modern jet aircraft. It includes a brief overview of the airframe, powerplant, electrical and avionic related systems. Additionally, it may provide limited information of technical data, specifications, special tools, test equipment, maintenance practices, safety precautions and procedures peculiar or unique to the Aircraft.

          c. Ramp and Transit Maintenance Course - This course is in general accordance with ATA Specification 104, Level II and is designed as basic systems training for Buyer's management, planning, technical publications and maintenance personnel who are licensed, certified or otherwise approved, with experience in through-flight activities and servicing practices. In addition to the information contained in the General Familiarization Course, task oriented information will be provided concerning identification and location of systems and components, system operation, control and indication, minor troubleshooting, normal ground handling and systems servicing.

          d. Airframe and Powerplant Line and Base Maintenance Course - This course is in general accordance with ATA Specification 104, Level III and is designed as advanced systems training for Buyer's line and hangar maintenance personnel, instructors, technical specialists, quality assurance inspectors and engineers. The course material is principally mechanical, with electrical information presented for overall system comprehension. Personnel attending this course must have the knowledge and experience required to hold current licenses under International Civil Aviation Organization (ICAO) standards. Additional task oriented emphasis is placed on detailed system description and operation, in-depth troubleshooting, component identification and location, removal and installation techniques, limited adjustment and rigging and test procedures.

          e. Electrical and Avionics Line and Base Maintenance Course - This course is designed as advanced systems training for line and hangar maintenance personnel, instructors, technical specialists, quality assurance inspectors and engineers. The course material is principally electrical and avionics, with mechanical information presented for overall system comprehension, and is in general accordance with ATA Specification 104, Level III. Personnel attending this course must have the knowledge and experience required to hold current licenses under International Civil Aviation Organization (ICAO) standards. Additional task oriented emphasis is placed on detailed system description and operation, in-depth troubleshooting, component identification and location, removal and installation techniques, limited adjustment and rigging and test procedures.

          f. Specialized Courses - Specialized courses are designed as task oriented specialized training for Buyer's base and heavy maintenance personnel, instructors, technical specialists, quality assurance inspectors and engineers, and is in general accordance with ATA Specification 104, Level IV. Buyer's personnel attending these courses, as defined by subject matter, must have considerable field experience. Courses will review pertinent material and

                                              TRAINING AND SERVICES  II-4

2-23-98                                                        Exhibit C
                                                                A00480-B

               present detailed specific instruction on troubleshooting, repair, adjustment, rigging and test procedures. Emphasis is placed on use of maintenance and repair manuals, wiring diagrams, schematics, engineering data and process and material standards, where applicable. Prerequisites for students attending specialized course will be coordinated by the Buyer and Seller's maintenance training personnel.

     5.   Field Training.  Seller shall provide the services of a
          --------------
          field instructor team, consisting of no more than four instructors, at Buyer's designated base(s) of operation.
          The field instructors will provide assistance as mutually agreed upon to Buyer's maintenance and training personnel, including classroom and on-the-job training, consultation and monitoring assistance, and engine shop Quick Engine Change (QEC) build-up assistance for one engine change. Seller reserves the right to rotate instructors as required. The field training shall not exceed a total of nineteen instructor weeks. The field training weeks available to Buyer shall be a portion of, and not in addition to, Seller's instructor time set forth above. Field training is in general accordance with ATA Specification 104, Levels I through IV.

     6.   Vendor Training.  Seller will use reasonable efforts, if
          ---------------
          requested by Buyer, to obtain an agreement with its Vendors to make maintenance training available as required, in general accordance with ATA Specification 104, Level V.

     7.   Training Aids and Materials.  If utilized in the course,
          ---------------------------
          Seller shall furnish copies of the following training aids and materials used to conduct Seller's standard training courses which are in general accordance with ATA Specification 104, Levels I through III, to assist Buyer in establishing a maintenance training program at Buyer's training facility. Revision service shall be provided for only those materials described in paragraphs 7.a.(1), 7.a.(2) and 7.b. below. Revision service shall be provided for one year after delivery of the first Aircraft.

          a.   Audio Visual Aids

               (1) Overhead Projection Transparencies - One each of all appropriate 81/2" x 11" transparencies (in teaching sequence) used in Seller's baseline training courses will be provided.

               (2) 35mm Slides - One each of the appropriate slides (in teaching sequence) and a reproducible half tone master as used in Seller's baseline training program shall be furnished.

               (3) Video Tapes - One copy each of all applicable color sound video tapes specially designed, developed and utilized in support of the baseline training courses will be provided.

               (4) Wall Charts (black line) - One set of all wall charts used in the factory training program will be provided. These charts will depict cockpit and instrument panel configuration and arrangement.

                                              TRAINING AND SERVICES  II-5

2-23-98                                                        Exhibit C
                                                                A00480-B

          b. Student Manuals - Buyer's personnel attending factory training courses shall receive corresponding paper copies of appropriate media with respective narrative.

          c. Component and Equipment Location List - Buyer's personnel attending Seller's standard courses shall receive one copy of the Component and Equipment
               Location List.

          d. Study Guides - up to twenty five copies of the system description and operation section of the Maintenance Manual, or equivalent information, for Buyer's
               Aircraft will be provided.

          e. Course Completion Records - Each student attending a Level II or higher course shall be measured to demonstrate competence and if qualified shall be provided a course completion certificate. Seller shall furnish Buyer with appropriate student records.

     8.   Time Limit.  Seller shall not be obligated to provide
          ----------
          maintenance training after twelve months following delivery of the first Aircraft.

C.   FIELD SERVICE
     -------------

     1. Seller shall assign one service representative to Buyer's main base of operation or other location as mutually agreed. Such assignment shall commence approximately one month prior to the scheduled delivery of the first Aircraft and shall continue for one year after delivery of the last Aircraft.

     2. Buyer shall furnish, at no charge to Seller, suitable office facilities and furnishings, secretarial services, and equipment and conveniently located to Buyer's maintenance facilities for accommodation of such field service representative.

D.   FACTORY SERVICE
     ---------------

          Seller agrees to maintain the capability to respond to Buyer's technical inquiries, to conduct investigations concerning repetitive maintenance problems and the issuance of findings and recommended action. This service shall be provided for as long as ten of the aircraft of the type purchased hereunder remain in regularly scheduled commercial air transport service. Any investigations which Seller deems to be extensive and requires more than routine effort by Seller's personnel shall be the subject of separate contractual negotiations.

E.   MAINTENANCE PLANNING ASSISTANCE
     -------------------------------

     1.   Maintenance Requirements.  Seller shall provide technical
          ------------------------
          assistance for Buyer's use in planning Aircraft maintenance requirements.

     2.   Maintenance Engineering Data.  Seller shall provide
          ----------------------------
          maintenance engineering data as set forth in Part IV of this Exhibit C.

                                              TRAINING AND SERVICES  II-6

2-23-98                                                        Exhibit C
                                                                A00480-B

     3.   Ground Support Equipment Planning.  Seller shall recommend
          ---------------------------------
          ground support equipment necessary for operation of the Aircraft and shall provide a summary of ground support equipment suitable for use in maintenance and servicing.

     4.   Maintenance Engineering Operations Review.  Seller shall, at
          -----------------------------------------
          Buyer's request, conduct a maintenance engineering operations review at Buyer's facility which consists of assistance to analyze Buyer's then current maintenance and engineering operational requirements, reliability and maintenance specifications, maintenance cost and reliability accounting practices. The object of such review is to improve the interactions of operations, engineering, maintenance and logistics for improved operational effectiveness. Seller will provide the findings and recommendations in a report to Buyer. This service will be available until three years after delivery of the last Aircraft.

     5.   Maintenance Reliability Program Progression.  Buyer agrees
          -------------------------------------------
          to provide Seller in-service maintenance data for the Aircraft. Seller shall analyze the data together with airline industry experience in order to provide updates to Seller's Recommended On-Aircraft Maintenance Planning (OAMP) Report. Buyer and Seller shall agree on standards and frequency for communication of such data.

F.   ADDITIONAL SERVICES
     -------------------

     Seller shall provide additional services which may include training, special investigations and maintenance and repair of the Aircraft, subject to mutually agreeable terms and conditions.

G.   TRANSPORTATION AND PER DIEM REIMBURSEMENT
     -----------------------------------------

     1. With respect to all services and support provided by Seller away from Seller's Facility specified in this Part II, Buyer shall reimburse Seller for confirmed round trip air transportation (Business or First Class, as available, on international flights) for Seller's personnel.

     2. Buyer shall reimburse Seller, at Seller's then current rate of per diem, for each day Seller's personnel are away from Seller's Facility for all services and support provided in this Part II. Per diem is not applicable to Seller's field service representatives at Buyer's main base of operation or other location assigned and mutually agreed to pursuant to paragraph C. of this Part II.

H.   RISK ALLOCATION AND INSURANCE
     -----------------------------

     1. Buyer agrees the quality and reliability of Seller's services provided under this Part II will be based upon the quality and reliability of the relevant data and information received from Buyer.

     2. BUYER HEREBY RELEASES AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER, ITS AFFILIATES (INCLUDING THE BOEING COMPANY AND AFFILIATES OF THE BOEING COMPANY), THEIR

                                              TRAINING AND SERVICES  II-7

2-23-98                                                        Exhibit C
                                                                A00480-B

          SUBSIDIARIES AND VENDORS, AND THE EMPLOYEES, DIRECTORS, OFFICERS, AGENTS AND SUBCONTRACTORS OF EACH OF THEM, FROM AND AGAINST ALL LIABILITIES, CLAIMS, DAMAGES, LOSSES, COSTS AND EXPENSES FOR ALL INJURIES TO OR DEATH OF ANY AND ALL PERSONS (INCLUDING BUYER'S OFFICERS, AGENTS AND EMPLOYEES UTILIZING SUCH SERVICES AND SUPPORT BUT EXCLUDING EMPLOYEES OF SELLER) AND FOR LOSS OF OR DAMAGE TO PROPERTY, INCLUDING THE AIRCRAFT AND LOSS OF USE THEREOF, ARISING DIRECTLY OR INDIRECTLY OUT OF OR IN CONNECTION WITH ALL TRAINING, SERVICES AND SUPPORT PROVIDED UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT CAUSED BY THE NEGLIGENCE OF SELLER, ITS SUBSIDIARIES OR VENDORS, OR THE EMPLOYEES, DIRECTORS, OFFICERS, AGENTS OR SUBCONTRACTORS OF ANY OF THEM. IN PROVIDING SUCH SERVICES AND SUPPORT, SELLER, ITS AFFILIATES (INCLUDING THE BOEING COMPANY AND AFFILIATES OF THE BOEING COMPANY), THEIR SUBSIDIARIES AND VENDORS AND THEIR REPRESENTATIVES ARE DEEMED TO BE ACTING IN AN ADVISORY CAPACITY ONLY AND AT NO TIME SHALL THEY BE DEEMED TO ACT AS EMPLOYEES OR AGENTS OF BUYER EITHER DIRECTLY OR INDIRECTLY.

     3. Buyer agrees to name Seller, its employees, subsidiaries and affiliates (including The Boeing Company and affiliates of The Boeing Company) and their assigns as an additional insured under Buyer's aviation liability insurance policies with respect to Buyer's obligations set forth in paragraph 2. above. In addition, Buyer shall cause the insurance carriers under Buyer's hull insurance policies to waive all rights of subrogation against Seller to the extent of Buyer's obligations set forth in paragraph 2. above.

     4. One hundred twenty days prior to the scheduled month of delivery of Buyer's Aircraft, Buyer shall provide Seller certificates of insurance evidencing (i) Seller being named as an additional insured, (ii) limits of liability coverage
          of $ <F*>           ; (iii) subrogation has been waived and
          (iv) the term of the insurance. Buyer's insurance shall be primary and not contributory with any insurance maintained by Seller. The certificates of insurance shall be kept current.


[FN]
<F*> Confidential Information omitted and filed separately with the
Commission.

                                              TRAINING AND SERVICES  II-8

2-23-98                                                        Exhibit C
                                                                A00480-B

PART III - SPARE PARTS

This Part III contains the terms and conditions applicable to the sale of Spare Parts.

A.   APPLICABILITY
     -------------

     The terms and conditions of this Part III apply to all orders for Spare Parts placed by Buyer with Seller by any method of order placement (including but not limited to SITA, ARINC, Seller's Customer On-Line Order Processing (CO-OP) System, Internet, commercial telex, telephone or other telecommunication system or hard copy purchase order). Any terms or conditions in Buyer's purchase orders shall not apply.

B.   TERM
     ----

     As long as at least ten aircraft of the type purchased hereunder are operated in scheduled commercial air transport service, Seller shall maintain, or have maintained, a reasonable stock of Seller Parts.

C.   BUYER'S ORDERS
     --------------

     Buyer agrees that orders for Spare Parts placed with Seller shall conform to the requirements and procedures contained in ATA
     Specification 200 and Specification 2000.

D.   COMMUNICATIONS
     --------------

     Seller shall make available its on-line order processing system through SITA, ARINC or direct communication lines which provide immediate response to inquiries for stock availability, pricing information and purchase order status. The cost for direct communication lines shall be borne by Buyer. For AOG and critical orders automatic messages will be transmitted giving shipping data such as bill of lading, flight, routing, size and weight of shipments.

E.   STATUS INFORMATION
     ------------------

     Seller agrees that information about purchase order status and actions related to the shipment of Spare Parts shall be generally consistent with the provisions of the World Airline and Suppliers Guide and the applicable portions of ATA Specification 200 and Specification 2000.

F.   PRICES
     ------

     Prices shall be published in the procurement data defined in ATA Specification 200, Chapter 3 or Specification 2000, Chapter 2. Seller shall also issue a price catalog for certain Seller Parts which shall be extracted from this procurement data. Seller shall hold published prices firm for twelve month intervals and shall provide at least ninety days notice prior to increasing a published price. Seller reserves the right to correct errors in said catalog. Also, Seller shall use reasonable efforts to require its

                                                         SPARE PARTS  III-1

2-23-98                                                        Exhibit C
                                                                A00480-B

     major Vendors to maintain any published price for their Vendor Parts for at least twelve month intervals with at least ninety days notice prior to changing a published price. If Buyer orders Vendor Parts from Seller, Seller's Vendor Parts prices for Initial Provisioning Orders shall be the airline acquisition price plus fifteen percent. Seller's Vendor Parts prices for replenishment orders shall be the airline acquisition price plus twenty percent.

G.   SHIPMENT
     --------

     Delivery of Spare Parts ordered from Seller will be F.O.B. point of shipment. Seller assumes no liability for loss of or damage to any Spare Part during shipment. Seller agrees that shipment of Spare Parts to Buyer shall be made as follows:

     1.   Packaging.  Seller shall generally comply with ATA
          ---------
          Specification 300, Revision 17.

     2.   AOG Orders.  Seller shall use reasonable efforts to ship AOG
          ----------
          orders within four hours of receipt of order. If a Spare Part must be removed from a production aircraft or procured from another source by Seller, a firm shipping schedule or status will be transmitted within four hours after receipt of Buyer's order. Buyer's affected aircraft factory serial number is required on AOG orders.

     3.   Critical Orders.  Seller shall use reasonable efforts to
          ---------------
          ship critical orders within twenty-four hours of order receipt.

     4.   Expedite Orders.  Seller shall use reasonable efforts to
          ---------------
          ship expedite orders within seven days of order receipt.

     5.   Initial Provisioning Orders.  Seller shall use reasonable
          ---------------------------
          efforts to ship initial provisioning orders placed with Seller prior to delivery of the first Aircraft or as mutually agreed.

     6.   Other Orders.  Seller Parts normally carried in Seller's
          ------------
          inventory shall be shipped approximately ten days after Seller's receipt of Buyer's order. Shipment of non-stock Seller Parts shall be in accordance with quoted lead-times or lead-times published in the current price catalog, procurement data, or provisioning data. Spare Vendor parts shall be delivered per the Vendor's quoted lead-time plus Seller's internal processing time.

H.   PAYMENT
     -------

     Payment terms shall be net thirty days of invoice date. In the absence of an established open account or an order exceeding the credit limit established by Seller, Seller may require full or partial payment prior to shipment of Spare Parts. If Buyer fails to make any of the payments within the stipulated time period, Buyer shall pay Interest on the payment from the date due until payment is received. The payment of Interest shall be in addition to any other rights or remedies available to Seller.

                                                         SPARE PARTS  III-2

2-23-98                                                        Exhibit C
                                                                A00480-B

I.   PURCHASE OF SELLER'S PARTS
     --------------------------

     1. In consideration of Seller's obligations to provide Seller Parts for as long as at least ten aircraft of the type purchased hereunder are operated in scheduled commercial air transport service, Buyer agrees to purchase Seller Parts only from (i) Seller, (ii) Seller's authorized licensees,
          (iii) designated sources identified in Seller's spare parts catalog or (iv) from airline operators of the same type aircraft purchased herein which parts were originally purchased from Seller. Buyer may purchase Seller Parts from other sources, redesign Seller Parts or have them redesigned, manufacture Seller Parts or have Seller Parts manufactured only under the following conditions:

          a. when less than ten aircraft of the type purchased hereunder are operated in scheduled commercial air transport service;

          b. any time Seller fails to fulfill its obligations under paragraph B.;

          c. any time Seller Parts are needed to effect emergency repairs on the Aircraft, provided that Buyer, after consulting with Seller, in good faith determines that Seller is unable to comply within a reasonable time to resolve the emergency;

          d. if Buyer has notified Seller in writing that any Seller Part is defective or unsatisfactory in use and if within a reasonable period Seller has not provided a satisfactory resolution or made a redesigned Seller Part available;

     2. Any parts redesigned or manufactured by or for Buyer under paragraph I. of this Part III shall be identified and distinguished from Sellers Parts by distinctive and permanent markings on all said parts, in conformance with FAA regulations, to confirm that said parts are the product of Buyer and not Seller. Buyer shall at all times comply with the FAA regulations, or the foreign equivalent thereof in each country in which the Buyer operates its Aircraft, as the said regulations apply to the purchase, manufacture, redesign, and use of such parts.

     3. Buyer's right to purchase, redesign or manufacture Seller Parts under the preceding conditions shall not be construed as a granting of a license by Seller, shall not obligate Seller to the payment of any license, royalty or obligation and shall not be construed to affect the rights of third parties.

     4. If Buyer redesigns or has redesigned any Seller Parts pursuant to the foregoing conditions, Buyer, if Buyer has the right, shall make available to Seller any such redesigned Seller Parts or drawings. Also, if Seller requests, Buyer shall negotiate with Seller, within sixty days after such redesigned Seller Parts or drawings are available to Seller, for the exclusive manufacturing rights of the redesigned Seller Parts. If no agreement is made for such rights within the sixty days, Buyer or its licensees may manufacture, use and sell (provided it is in compliance with all regulatory requirements) such redesigned Seller Parts and Seller shall have the nonexclusive right of manufacture, use and sale of the redesigned Seller Parts, except as may be covered by patents or by the laws of the country where the

                                                         SPARE PARTS  III-3

2-23-98                                                        Exhibit C
                                                                A00480-B

          redesigned Seller Parts have been manufactured. Seller shall have the nonexclusive right of manufacture, use and sale of the redesigned Seller Parts if Buyer can grant such rights. Seller shall not be obligated to pay any royalty or license fee to Buyer for the nonexclusive right.

J.   VENDOR PARTS
     ------------

     Buyer is responsible for complying with the requirements of Buyer's regulatory authority. Seller, as holder of the type certificate and production certificate for the Aircraft, has regulatory approval to sell aircraft replacement parts for the Aircraft directly to Buyer; however, Seller's Vendors may not have such approval. While Seller is not obligated to maintain a stock of Vendor parts, Seller may have certain Vendor Parts in stock for Buyer's purchase.If a Vendor has not obtained regulatory approval for a Vendor Part, then Buyer should purchase such part from Seller.

K.   PROVISIONING
     ------------

     1. If requested by Buyer, preprovisioning and provisioning conferences shall be convened at Seller's Facility on dates mutually agreed to by Buyer's and Seller's provisioning personnel in order to:

          a. acquaint Buyer with Seller's provisioning system and available data;

          b.   plan the provisioning program;

          c. establish Buyer's data familiarization and training requirements; and

          d.   assist Buyer in the Spare Parts selection process.

     2. Initial provisioning spares support shall be provided by Seller as follows:

          a. Seller shall provide the initial issue of provisioning files required by ATA Specification 200, Revision 24, Chapters 1 and 2 or Specification 2000, Chapter 1, Revision 1, (as amended by MDC Document K0064) no later than nine months prior to the scheduled delivery of the first Aircraft. Revisions to these provisioning data shall be issued by Seller every forty-five days until ninety days after delivery of the last Aircraft.

          b. For provisioning under Specification 2000, Chapter 1, Revision 1, Seller shall provide all S, T, or V and ancillary or supplementary files U, W, X, Y and Z. For provisioning under Chapters 1 and 2 of ATA Specification 200, Seller shall provide only K, F, B and D files.

          c. The Illustrated Parts Catalog (IPC) designed to support provisioning shall be issued with provisioning data files and revised at forty-five day intervals up to ninety days after delivery of the last Aircraft.

                                                         SPARE PARTS  III-4

2-23-98                                                        Exhibit C
                                                                A00480-B

          d. The Illustrated Parts List designed to support provisioning shall be issued concurrently with Buyer's submittal of the T file defined in Chapter 1, Revision 1 of Specification 2000.

L.   GENERAL

     1.   Quotations.  Price and delivery quotations for Seller's
          ----------
          noncatalog listed Seller Parts shall be held firm for ninety days, except where otherwise noted on the quote provided for such items as surplus material.

     2.   Lease of Seller Parts.  Seller agrees to lease on an interim
          ---------------------
          basis certain insurance type Seller Parts under Seller's then current standard terms and conditions.

     3.   Warranty.  Seller Parts purchased or furnished under this
          --------
          Agreement shall be covered by the warranty provisions and the terms and conditions set forth in Part I of this Exhibit C.

     4.   Seller Services.  Buyer agrees that the quality and
          ---------------
          reliability of Seller Services provided under this Part III shall be based upon the quality and reliability of the data and information received from Buyer.

     5.   Additional Terms and Conditions.  Buyer agrees that those
          -------------------------------
          terms and conditions of this Agreement applicable to the sale of Spare Parts shall be effective during the term of this Part III.

                                                         SPARE PARTS  III-5

2-23-98                                                        Exhibit C
                                                                A00480-B

PART IV - AIRCRAFT MANUALS AND DOCUMENTS

This Part IV contains the terms and conditions applicable to furnishing the Documents.

DOCUMENTS PROVIDED
------------------

     Seller (hereinafter in this Part IV to Exhibit C "MDC") shall furnish the Documents described in Part IV, paragraph E. Unless otherwise specified herein, such Documents shall be furnished in the quantities specified by MDC at no additional cost to Buyer. Additional copies of the Documents shall be made available at MDC's then current published prices. Such Documents are intended to provide pertinent information only on items manufactured according to MDC's proprietary design. Such Documents shall be prepared in the American English language and in those units of measure specified in the Detail Specification and as may otherwise be required to reflect the Aircraft instrumentation.

ATA SPECIFICATIONS
------------------

     Unless otherwise noted, all Documents specified in this Part IV are prepared in general accordance with ATA Specification 100, Revision 18, or later as MDC may adopt. All other Documents shall be provided to MDC's existing commercial practices.

SHIPMENT
--------

     All Documents provided under this Part IV shall be shipped surface F.O.B. shipping point to Buyer's designated point in the continental United States of America.

REVISION SERVICE
----------------

     Where revision service has been identified as applicable to a Document in paragraph E. of this Part IV, such revision service shall be provided for six months following delivery of the last Aircraft, unless otherwise indicated in paragraph E. Subsequent revision service may be purchased at the then current prices specified in the Services and Support Catalog.

LIST OF DOCUMENTS
-----------------

     The following identifies Documents to be provided in support of the Aircraft. The explanation of the table is as follows:

                                      Aircraft Manuals and Documents  IV-1

2-23-98                                                        Exhibit C
                                                                A00480-B

COLUMN HEADING               EXPLANATION OF CODE
--------------               -------------------

1   DOCUMENT   Title of Document provided.

2   CONFIG     Configuration:

               A = Contains data common to all DC-9 and MD-80
                   aircraft.
               B = Contains data tailored to specific MD-80 aircraft
                   model, series or engine type.
               C = Contains data configured to Buyer's Aircraft.
               D = Contains data common to MD-80 aircraft.
               E = Contains data common to all DC-9, MD-80, MD-90,
                   and MD-95 aircraft.

3   MEDIUM     Buyer has selected one of the following optional media
               specified in the table.

               1    = Paper
               2    = Microfilm Diazo
               3    = Microfilm Silver Negative
               4    = Aperture Cards
               5    = Magnetic Media
               6    = EDP Printout
[FN]
               <F*> = See REMARKS Column

4   REV        Revision:

               Y    = Scheduled Revision Service Applies
               N    = Revision Service Not Applicable
               S    = Revised as Required by MDC
[FN]
               <F*> = See REMARKS Column

5   QTY        Quantity:

               (Number)     = Quantity per this Agreement
               (Number) PER = Quantity per Aircraft
[FN]
               <F*>         = See REMARKS Column

6   DEL        Delivery:

               ASAP = As Soon As Possible following the Agreement
                      -       -  -
                      execution but not later than first Aircraft
                      delivery.
               ATD  = At Time of Delivery of first Aircraft.
                      -  -       -
               ASAV = As Soon As Available
                      -  -    -
               PTD  = Prior To Delivery
                      -     -  -
[FN]
               <F*> = See REMARKS Column

                                      Aircraft Manuals and Documents  IV-2

2-23-98                                                        Exhibit C
                                                                A00480-B

COLUMN HEADING               EXPLANATION OF CODE
--------------               -------------------

7   ATA        ATA Specification:

               Y = Document is per ATA Specification as described in
                   paragraph B. of this Part IV.
               N = Document is not to ATA Specification.

                                      Aircraft Manuals and Documents  IV-3

2-23-98                                                        Exhibit C
                                                                A00480-B

---------------------------------------------------------------------------------------------------------------------
                1                   2              3           4           5           6           7            8
             DOCUMENT             CONFIG         MEDIUM       REV         QTY         DEL         ATA        REMARKS
---------------------------------------------------------------------------------------------------------------------
A.  MAINTENANCE ENGINEERING DATA
---------------------------------------------------------------------------------------------------------------------
1.  Access Door Diagrams &          D              1           S           3          PTD          N
    Data Sheets
---------------------------------------------------------------------------------------------------------------------
2.  Aircraft Recovery Manual        D              1           S           3          PTD          N
---------------------------------------------------------------------------------------------------------------------
3.  Component Description           D              1           S           3          PTD          N
    & Location List
---------------------------------------------------------------------------------------------------------------------
4.  FAA Maintenance                 D              1           S           3          PTD          N
    Review Board Report
---------------------------------------------------------------------------------------------------------------------
5.  Maintenance Check               D              1           S           1          PTD          N
    Manual (Work Cards)
---------------------------------------------------------------------------------------------------------------------
6.  Maintenance Facility            D              1           S           3          PTD          N
    And Equipment Planning
    Manual
---------------------------------------------------------------------------------------------------------------------
7.  On-Aircraft Maintenance         D              1           S           3          PTD          N
    Planning Report (OAMP)
---------------------------------------------------------------------------------------------------------------------
8.  Special Tool &                  D              4           S           1          ASAV         N
    Equipment Drawings
    (MDC)
---------------------------------------------------------------------------------------------------------------------
9.  Support Equipment Summary       E              1           S           3          PTD          N
---------------------------------------------------------------------------------------------------------------------
B.  TECHNICAL PUBLICATIONS DATA
---------------------------------------------------------------------------------------------------------------------
1.  Flight Crew Operating           C              1           Y           3          <F*>         N         See Notes
    Manual (FCOM)                                                                                            1 & 2
---------------------------------------------------------------------------------------------------------------------

                                      Aircraft Manuals and Documents  IV-4

2-23-98                                                        Exhibit C
                                                                A00480-B

----------------------------------------------------------------------------------------------------------------------------------
                1                   2              3           4           5           6           7                   8
             DOCUMENT             CONFIG         MEDIUM       REV         QTY         DEL         ATA               REMARKS
----------------------------------------------------------------------------------------------------------------------------------
2.  Maintenance Manual              C             1, 3         Y           1          PTD          Y         Medium 1 shall be
                                                                                                             provided on one-sided
                                                                                                             paper without holes.
                                                                                                             See Notes 2 & 3.
----------------------------------------------------------------------------------------------------------------------------------
3.  Product Support Supplier        ---             1          S           3          PTD          N
    Directory
----------------------------------------------------------------------------------------------------------------------------------
4.  Product Support Supplier        A               1          S           3          PTD          N         Summarizes MDC's
    Agreements Manual                                                                                        Agreements with
                                                                                                             Suppliers
----------------------------------------------------------------------------------------------------------------------------------
5.  Schematic Manual                C               1          Y           30         ASAV         N         See Note 2
----------------------------------------------------------------------------------------------------------------------------------
6.  MDC                             C               1          Y           1          PTD          Y         See Notes 2 & 7
    Overhaul/Component
    Maintenance Manuals
----------------------------------------------------------------------------------------------------------------------------------
7.  Vendor                          C               1          <F*>        1          PTD          Y         See Note 4
    Overhaul/Component
    Maintenance Manuals
----------------------------------------------------------------------------------------------------------------------------------

                                     Aircraft Manuals and Documents  IV-5

2-23-98                                                        Exhibit C
                                                                A00480-B

-----------------------------------------------------------------------------------------------------------------------------------
                1                   2              3           4           5           6           7                   8
             DOCUMENT             CONFIG         MEDIUM       REV         QTY         DEL         ATA               REMARKS
-----------------------------------------------------------------------------------------------------------------------------------
8.  Wiring Diagram Manual           C              1           Y           18         ASA          Y        Quantity of 1 shall be
                                                                                                            provided on one-sided
                                                                                       V                    paper (11 x 16) without
                                                                                                            holes.  See Notes 2 &
                                                                                                            5.
-----------------------------------------------------------------------------------------------------------------------------------
9.  Tool & Equipment (T&E)          A              2           Y           3          PTD          Y        See Note 2
    Lists
-----------------------------------------------------------------------------------------------------------------------------------
10. Nondestructive Testing          ---            <F*>        <F*>        <F*>       <F*>         ---       Included in Structural
    Manual                                                                                                   Repair Manual
-----------------------------------------------------------------------------------------------------------------------------------
11. Nondestructive Testing          A              1,3         S           <F*>       PTD          N         Quantity of 4 in Medium
    Standard Practice Manual                                                                                 1.  Quantify of 1 in
                                                                                                             Medium 3.
-----------------------------------------------------------------------------------------------------------------------------------
12. Power Plant Buildup             C              1           Y           9          PTD          Y         See Note 2
    Manual
-----------------------------------------------------------------------------------------------------------------------------------
13. Structural Repair Manual        A              1           Y           2          PTD          Y         Quantity of 1 shall be
                                                                                                             provided on one-sided
                                                                                                             paper without holes.
                                                                                                             See Note 2.
-----------------------------------------------------------------------------------------------------------------------------------

                                   Aircraft Manuals and Documents  IV-6




2-23-98                                                        Exhibit C
                                                                A00480-B

-----------------------------------------------------------------------------------------------------------------------------------
                1                   2              3           4           5           6           7                   8
             DOCUMENT             CONFIG         MEDIUM       REV         QTY         DEL         ATA               REMARKS
-----------------------------------------------------------------------------------------------------------------------------------
14. Service Bulletins (SB)          A              1           Y           2          PTD          Y         See Notes 2 & 12
-----------------------------------------------------------------------------------------------------------------------------------
15. Service Bulletin Record         A              1           S           2          ATD          Y
    Book
-----------------------------------------------------------------------------------------------------------------------------------
16. Illustrated Parts Catalog       C              3           Y           1          PTD          Y         See Notes 2 & 8
    (IPC)
-----------------------------------------------------------------------------------------------------------------------------------
17. Airline Data Report             A              1           S           3          PTD          N         See Note 9
-----------------------------------------------------------------------------------------------------------------------------------
C.  ENGINEERING DATA
-----------------------------------------------------------------------------------------------------------------------------------
1.  Aircraft Characteristics        D              1           S           1          ATD          N
    For Airport Planning
-----------------------------------------------------------------------------------------------------------------------------------
2.  Design Handbook                 A              2           S           1          ATD          N
-----------------------------------------------------------------------------------------------------------------------------------
3.  Douglas Material                A              2           S           <F*>       ATD          N         MDC shall continue to
    Specifications (DMS)                                                                                     provide revision
    Manual                                                                                                   service, as noted in
                                                                                                             column 4, until
                                                                                                             delivery of the last
                                                                                                             Aircraft.  No
                                                                                                             additional manuals
                                                                                                             will be provided.
-----------------------------------------------------------------------------------------------------------------------------------

                                      Aircraft Manuals and Documents IV-7

2-23-98                                                        Exhibit C
                                                                A00480-B

-----------------------------------------------------------------------------------------------------------------------------------
                1                   2              3           4           5           6           7                   8
             DOCUMENT             CONFIG         MEDIUM       REV         QTY         DEL         ATA               REMARKS
-----------------------------------------------------------------------------------------------------------------------------------
4.  Douglas Process                 A              1           S           <F*>       ATD          N         MDC shall continue to
    Material (DPM) Index                                                                                     provide revision
                                                                                                             service, as noted in
                                                                                                             column 4, until
                                                                                                             delivery of the last
                                                                                                             Aircraft.  No
                                                                                                             additional manuals
                                                                                                             will be provided.
-----------------------------------------------------------------------------------------------------------------------------------
5.  Douglas Process                 A              2           S           <F*>       ATD          N         MDC shall continue to
    Standards (DPS) Manual                                                                                   provide revision
                                                                                                             service, as noted in
                                                                                                             column 4, until
                                                                                                             delivery of the last
                                                                                                             Aircraft.  No
                                                                                                             additional manuals
                                                                                                             will be provided.
-----------------------------------------------------------------------------------------------------------------------------------
6.  Drafting Manual                 A              2           S           1          ATD          N
-----------------------------------------------------------------------------------------------------------------------------------
7.  Drawing Section List            C              1           S           3          ATD          N
-----------------------------------------------------------------------------------------------------------------------------------

                                  Aircraft Manuals and Documents  IV-8



2-23-98                                                        Exhibit C
                                                                A00480-B

-----------------------------------------------------------------------------------------------------------------------------------
                1                   2              3           4           5           6           7                   8
             DOCUMENT             CONFIG         MEDIUM       REV         QTY         DEL         ATA               REMARKS
-----------------------------------------------------------------------------------------------------------------------------------
8.  Engineering Drawings            C              4           S           1          ATD          N
    (To Section List Level
    Only)
-----------------------------------------------------------------------------------------------------------------------------------
9.  FAA Approved Airplane           C              1           S       1 + 1 PER      ATD          N         See Note 10
    Flight Manual (AFM)
-----------------------------------------------------------------------------------------------------------------------------------
10. Flying Qualities Report         D              1           S           1          ASAV         N
-----------------------------------------------------------------------------------------------------------------------------------
11. Lamm Schematics                 C              1           N         10 PER       ASAV         N
-----------------------------------------------------------------------------------------------------------------------------------
12. Minimum Equipment List          A              1           Y           5          PTD          N
    (MEL) Procedures
    Manual
-----------------------------------------------------------------------------------------------------------------------------------
13. On-Board Wiring                 C              1           N         1 PER        ATD          N         See Note 11
    Diagram Book
-----------------------------------------------------------------------------------------------------------------------------------
14. Approved Equivalent             A              2           S           1          PTD          N         MDC shall continue to
    Parts List (AEPL)                                                                                        provide revision
                                                                                                             service, as noted in
                                                                                                             column 4, until
                                                                                                             delivery of the last
                                                                                                             Aircraft.  No
                                                                                                             additional manuals
                                                                                                             will be provided.
-----------------------------------------------------------------------------------------------------------------------------------

                                     Aircraft Manuals and Documents  IV-9

2-23-98                                                        Exhibit C
                                                                A00480-B

-----------------------------------------------------------------------------------------------------------------------------------
                1                   2              3           4           5           6           7                   8
             DOCUMENT             CONFIG         MEDIUM       REV         QTY         DEL         ATA               REMARKS
-----------------------------------------------------------------------------------------------------------------------------------
15. Master Minimum                  A              1           Y           5          ASAV         N         MDC shall continue to
    Equipment List (MMEL)                                                                                    provide revision
                                                                                                             service, as noted in
                                                                                                             column 4, until
                                                                                                             delivery of the last
                                                                                                             Aircraft.  No
                                                                                                             additional manuals
                                                                                                             will be provided.
-----------------------------------------------------------------------------------------------------------------------------------
16. Wire Lists & Hookup             C              1           S           1<F*>      PTD          Y         Quantity of 1 to be
    Charts                                                                                                   provided for Buyer's
                                                                                                             Aircraft No. 1.  An
                                                                                                             additional quantity of
                                                                                                             1 shall be provided for
                                                                                                             Buyer's Aircraft No. 2.
                                                                                                             Both copies shall be
                                                                                                             provided on paper
                                                                                                             without holes.
-----------------------------------------------------------------------------------------------------------------------------------

                                  Aircraft Manuals and Documents  IV-10


2-23-98                                                        Exhibit C
                                                                A00480-B

-----------------------------------------------------------------------------------------------------------------------------------
                1                   2              3           4           5           6           7                   8
             DOCUMENT             CONFIG         MEDIUM       REV         QTY         DEL         ATA               REMARKS
-----------------------------------------------------------------------------------------------------------------------------------
17. Douglas Standards               A              2           S           1          ATD          N
    Manual (DSM)
-----------------------------------------------------------------------------------------------------------------------------------
18. Master Component List           D              1           S           1          ASAV         N         See Note 13
    (MCL)
-----------------------------------------------------------------------------------------------------------------------------------
19. Flight Planning & Cruise        B              1           S           1          ASAV         N         See Note 14
    Control Manual (FPCCM)
-----------------------------------------------------------------------------------------------------------------------------------
20. Weight & Balance                C              1           S           2          ATD          N         See Note 15
    Manual, Chapter 1
-----------------------------------------------------------------------------------------------------------------------------------
21. Weight & Balance                C              1           N         1 PER        <F*>         N         See Note 15
    Manual, Chapter 2
-----------------------------------------------------------------------------------------------------------------------------------
22. Weight & Balance                C              1           N         1 PER        <F*>         N         See Note 15
    Manual, Chapters 1 & 2,
    On-Board Copy
-----------------------------------------------------------------------------------------------------------------------------------
23. Weight Compliance               C              1           N         3 PER        <F*>         N         See Note 15
    Report
-----------------------------------------------------------------------------------------------------------------------------------
24. Performance Handbook            B              1           S           1          ATD          N         See Note 6
    (PH)
-----------------------------------------------------------------------------------------------------------------------------------
D.  OTHER DATA
-----------------------------------------------------------------------------------------------------------------------------------
1.  Flight Training Data           ---            <F*>        <F*>        <F*>        <F*>        ---        See Part II A.
-----------------------------------------------------------------------------------------------------------------------------------
2.  Maintenance Training           ---            <F*>        <F*>        <F*>        <F*>        ---        See Part II B.
    Data
-----------------------------------------------------------------------------------------------------------------------------------
3.  Provisioning Data              ---            <F*>        <F*>        <F*>        <F*>        ---        See Part III
-----------------------------------------------------------------------------------------------------------------------------------

                                     Aircraft Manuals and Documents  IV-11

2-23-98                                                        Exhibit C
                                                                A00480-B

NOTES:

1.   Flight Crew Operating Manual (FCOM)
     -----------------------------------

     a. Initial issue of the FCOM will be six months prior to the scheduled month of delivery of the first Aircraft.

     b. Provided revision service is being supplied under the terms of this Agreement, or by subsequent purchase order, MDC will incorporate in its FCOM all applicable MDC originated Service Bulletins in a regular revision following formal notification by Buyer that such bulletins will be accomplished on Buyer's Aircraft. The manuals will then contain both original and revised configurations until Buyer advises MDC in writing within two years of Service Bulletin issue date that one configuration should be completely removed.

     c. Upon receipt of typed draft text in the style of the manual, MDC will incorporate Buyer originated changes into the FCOM at a reasonable charge. Illustrations should be of sufficiently high quality to be electronically scanned. Any page that is incorporated into MDC's FCOM as a result of a Buyer-originated change will bear the name of Buyer or current Aircraft operator. This will indicate that certain data contained on such pages originated with the Buyer and that MDC is not responsible for the technical accuracy of such data. Buyer originated changes incorporated by MDC shall be considered in all future revisions affecting the FCOM.

     d. Data contained within the FCOM will be tailored to reflect Buyer's Aircraft configuration, and will be prepared in accordance with MDC's FCOM concept.

2.   Revision Service
     ----------------

     a. Provided revision service is being supplied under the terms of this Agreement, or by subsequent Purchase Order, MDC will incorporate in its Illustrated Parts Catalog (IPC), Maintenance Manual, Overhaul/Component Maintenance Manual, Structural Repair Manual and Wiring Diagram Manuals all applicable MDC originated Service Bulletins in a regular revision following formal notification by Buyer that such bulletins will be accomplished on Buyer's Aircraft. The manuals will then contain both original and revised configurations until Buyer advises MDC in writing within two years of Service Bulletin issue date that one configuration should be completely removed.

     b. Upon receipt of typed draft text in the style of the existing manual, MDC will incorporate Buyer originated modifications in all manuals, except the IPC, at a reasonable charge. Requests for Buyer originated modification to the IPC should be addressed to the data subcontractor. Illustrations should be of sufficiently high quality to be electronically scanned. MDC cannot take raw data and write

                                     Aircraft Manuals and Documents  IV-12

2-23-98                                                        Exhibit C
                                                                A00480-B

          maintenance practices, overhaul information or structural repair information, or develop illustrations, including wiring diagrams. Any page that is incorporated into MDC's manuals as a result of a Buyer-originated change will bear the name of the originating airline. This will indicate that certain data contained on such pages originated with the Buyer and that MDC is not responsible for the technical accuracy of such data. Buyer originated changes incorporated by MDC shall be considered in all future revisions affecting the applicable publications.

     3.   Maintenance Manual.  Includes engine manufacturer's
          ------------------
          information. Chapters 22, 34 and 70 through 80 will be prepared in general accordance with ATA Specification 100, Revision 18. The remaining Chapters, although written in general accordance with Revision 8, will be formatted in general accordance with Revision 18.

     4.   Vendor Overhaul/Component Maintenance Manuals.  MDC shall
          ---------------------------------------------
          use reasonable efforts to assure that initial copies and subsequent revision service of Vendor's Overhaul/Component Maintenance Manuals and parts lists pertaining to repairable or recoverable components and equipment are supplied to the Buyer by such Vendors at no cost. Manuals will be in general accordance with ATA Specification 100, Revision 14, only if peculiar to the aircraft of the type leased hereunder. Existing manuals shall be provided wherever possible and will be in general accordance with ATA Specification 100, Revision 8, or later as MDC may adopt. Initial manuals and subsequent revisions and any Service Bulletins will be distributed by the Vendor directly to the Buyer.

     5.   Wiring Diagram Manual.  Shall be customized to the Aircraft
          ---------------------
          and will be in general accordance with ATA
          Specification 100, Revision 14.

     6.   Performance Handbook (PH).  Additional performance
          -------------------------
          information for airline performance Engineers; provides thrust curves, aerodynamic performance curves, etc. This handbook shall be made available one year after certification on first aircraft series or engine type.

     7.   MDC Overhaul/Component Maintenance Manuals.  Shall consist
          ------------------------------------------
          of (i) existing copies of DC-9 Overhaul Manual produced to ATA Specification 100, Revision 8, to the extent applicable to the Aircraft and (ii) Component Maintenance Manuals peculiar to the type of aircraft leased hereunder produced in general accordance with ATA Specification 100, Revision 14 or later as MDC may adopt.

     8.   Illustrated Parts Catalog (IPC).  The IPC is a customized
          -------------------------------
          Document intended for use in the identification and requisition of replaceable aircraft parts and units. The IPC is a companion Document to the Maintenance Manual and contains all parts information for which maintenance practices coverage has been provided. The IPC shall be prepared in general accordance with ATA Specification 100, Revision 8, or later as MDC may adopt.

                                     Aircraft Manuals and Documents  IV-13

2-23-98                                                        Exhibit C
                                                                A00480-B

     9.   Airline Data Report.  This report shall include a listing of
          -------------------
          all repairable or recoverable manufactured items grouped by part number and grouped alphabetically by Vendor name.

     10.  FAA Approved Airplane Flight Manual.  Revisions applicable
          -----------------------------------
          to the Aircraft shall be provided as soon as practicable after FAA approval for as long as Lessor owns or operates the Aircraft.

     11.  On-Board Wiring Diagram Book.  Contains radio and electrical
          ----------------------------
          wiring diagrams only. This book is to be used for interim reference only until the Wiring Diagram Manual reflects the delivery configuration of the Aircraft.

     12.  Service Bulletins (SB).  One Aperture Card of the Service
          ----------------------
          Drawing will be provided in lieu of printed illustrations at MDC's option.

     13.  Master Component List (MCL).  This Document is an automated
          ---------------------------
          list of line replaceable units (LRU) that have reliability, maintenance, or cost significance.

     14.  Flight Planning & Cruise Control Manual (FPCCM).  Tables on
          -----------------------------------------------
          magnetic media are available upon request.

     15.  Weight & Balance Manuals
          ------------------------

          a. Weight & Balance Manual, Chapter 1, is provided at the time of the first Aircraft delivery only.

          b. Weight & Balance Manual, Chapter 2, is provided for each Aircraft at time of delivery.

          c. Weight & Balance Manual, Chapters 1 & 2, On-Board copy, is provided for each Aircraft at time of delivery.

          d. Weight Compliance Report is provided for each Aircraft at time of delivery and compares the actual weight to the weight developed from the Detail Specification.

ADDITIONAL COPIES
-----------------

          Additional replacement copies of the Documents shall be made available at MDC's then current published prices.

LIMITATION ON USE OF DOCUMENTS
------------------------------

     1. Buyer agrees that, except with MDC's prior written consent or except as required by law or as otherwise permitted herein, none of the Documents provided or copies or duplicates thereof or the Detail Specification or copies thereof, shall be transferred or permitted out of Buyer's possession or the contents thereof divulged to any other person, firm or corporation by Buyer or used by Buyer or furnished by

                                     Aircraft Manuals and Documents  IV-14

2-23-98                                                        Exhibit C
                                                                A00480-B

          Buyer for the design or manufacture of any aircraft or spare parts or training aids, except when manufacture or redesign is permitted under the provisions of Part III of this Exhibit C and then only to the extent and for the purposes expressly permitted therein.

     2. Buyer agrees that any Documents provided by MDC in the form of Programs shall be subject to the following additional restrictions on use:

          a. Buyer shall have a non-exclusive, non-transferable license to use a single copy of any Program provided by MDC.

          b. Buyer agrees that it will not without the express written consent of MDC:

               (1) sub-license, assign or attempt to transfer its license for any Program,

               (2) copy any Program other than to create a single copy of the Program for archival or backup purposes,

               (3) distribute or permit access to any Program to any third party, or

               (4) reverse assemble, reverse compile, or otherwise translate any Program for any purpose.

WARRANTY
--------

     The warranty for Documents provided hereunder is set forth in
     Part I of this Exhibit C.

                                     Aircraft Manuals and Documents  IV-15

2-23-98                                                   A00480-B



                   EXHIBIT D - PRICE ADJUSTMENTS

                  FOR FLUCTUATIONS IN THE ECONOMY

2-23-98                                                        Exhibit D
                                                                A00480-B

         PRICE ADJUSTMENTS FOR FLUCTUATIONS IN THE ECONOMY

The Base Price of each Aircraft, after any price adjustments made in accordance with paragraphs B. and C. of Article 3, shall be subject to the following escalation provisions in order to determine the Price:

A.   PRICE
     -----

     The Price shall be determined according to the following formula:

            P = AFn + En  + SCNn

     where:

            P = Price

          AFn = Final Adjusted Airframe Price

           En = Final Adjusted Engine Price

         SCNn = Final Adjusted Exhibit A's Price

B.   FINAL ADJUSTED AIRFRAME PRICE
     -----------------------------

     1. The Airframe Base Price included in the Base Price contains no allowance for inflation subsequent to the period of November 1993 through March 1994. Accordingly, the Airframe Base Price shall be adjusted to determine the Final Adjusted Airframe Price, which in no event shall be less than the Airframe Base Price set forth in paragraph A. of Article 3, by use of the formula in paragraph 2. below which is based on fluctuations in the following labor and material price indexes which are published by the United States of America
          - Department of Labor, Bureau of Labor Statistics:

          a. Labor or ECI Index - "Employment Cost Index (compensation) workers in aerospace manufacturing by occupation and industry group" - Aircraft manufacturing, SIC Code 3721 (June 1989 = 100), as released by the Bureau of Labor Statistics, U.S. Department of Labor on a quarterly basis for the months of March, June, September and December. The released Employment Cost Index value for the month of March will also be used for the months of January and February; the value for June will also be used for April and May; the value for September will also be used for July and August; and the value for December will also be used for October and November.

          b. Material or IC Index - Producer price indexes and percent changes for commodity groupings and individual items - Industrial commodities (1982 = 100).

                   PRICE ADJUSTMENTS FOR FLUCTUATIONS IN THE ECONOMY  D-1

2-23-98                                                        Exhibit D
                                                                A00480-B

     2.   The formula for the airframe is as follows:


                                     ECIn            ICn
               AFn   =  AFb  [ .75  (-----)  + .25 (-----) ]
                                     125.8          118.7

          where:

               AFn   = The Final Adjusted Airframe Price.

               AFb   = The Airframe Base Price.

               ECIn  = The average of the ECI Index values for the
                       fourth through the eighth month (as described in 1.a. above) prior to the scheduled month of delivery computed to one decimal place
                       (Note: 1.05 rounds to 1.1).

               125.8 = The average of the ECI Index values for
                       November 1993 though March 1994 (as described in 1.a. above).

               ICn   = The average of the IC Index values for the
                       fourth through the eighth month prior to the scheduled month of delivery computed to one decimal place (Note: 1.05 rounds to 1.1).

               118.7 = The average of the IC Index values for
                       November 1993 through March 1994

     3.   Airframe Rounding Rules are as follows:

          Unless otherwise specified, computations shall be made to four decimal places (Note: 1.00005 rounds to 1.0001). After final computation, AFn shall be rounded to the nearest whole number (Note: 0.5 rounds to 1).

     4. The most recent ECI and IC Index values released by the Bureau of Labor Statistics and made available to Seller for the applicable months shall be used to determine the ECIn and ICn values used in the calculation of the Final Adjusted Airframe Price. However, the index denominators of 125.8 and 118.7 shall not be revised. The Price of the Aircraft shall not be adjusted after delivery except as defined in paragraph B.5. below.

     5. In the event any of the index values required to calculate ECIn and ICn have not been released by the Bureau of Labor Statistics and made available to Seller, Seller shall use the published value for the nearest preceding quarter for the ECIn or the nearest preceding month for the ICn for the purposes of calculating the Final Adjusted Airframe Price until such values are subsequently published or made available to Seller. Seller shall submit either a supplemental invoice or refund the amounts due Buyer as appropriate to reflect any increase or decrease in the Final Adjusted Airframe Price for the Aircraft from that determined at the time of delivery of such Aircraft.

                   PRICE ADJUSTMENTS FOR FLUCTUATIONS IN THE ECONOMY  D-2

2-23-98                                                        Exhibit D
                                                                A00480-B

     6. If the Department of Labor revises the methodology (in contrast to benchmark adjustments and any other corrections of previously released values) or discontinues any of the indexes referred to in this Exhibit, the parties shall select a substitute for the revised or discontinued index. The substitute index shall lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing to use the original index as it may have fluctuated had it not been revised or discontinued. Appropriate revision of the formula shall be made to accomplish this result.

     7. To implement paragraph B.6. above, either party may notify the other that a change in the indexes within the meaning of this Exhibit is anticipated or has taken place. Seller shall then propose substitute indexes and formula revision. Within ninety days from such notification or from receipt of data covering the last month of publication of the unchanged index series, whichever is later, the parties shall agree on substitute indexes and formula revision. If the parties cannot so agree, they shall select an arbitrator to decide the substitute index required to carry out the intent of paragraph B.6. above, and the decision of the arbitrator shall be binding. If, however, the parties cannot agree on an arbitrator, an arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Adjustment of the Price under this Exhibit and payment of invoices computed from the adjusted Price, shall continue following any change in the indexes throughout any period of negotiation or arbitration. The indexes and formula used when the unchanged indexes are not available shall be those proposed by Seller, but said payments shall be on a temporary basis and shall be corrected. Any required refunds or additional payments shall be made within thirty days following agreement between the parties or an arbitration decision.

C.   FINAL ADJUSTED ENGINE PRICE (En)
     --------------------------------

     1. The Engine Base Price contained in the Base Price of the Aircraft after any adjustment made in accordance with paragraphs B. and C. of Article 3, shall be adjusted in accordance with the escalation formula contained in paragraph 2. below to obtain the Final Adjusted Engine Price. The Final Adjusted Engine Price, which in no event shall be less than the Engine Base Price (Eb) set forth in paragraph A. of Article 3, is derived in accordance with the formula set forth below which is based on fluctuations in the following labor, material and energy price indexes which are published by the United States of America Department of Labor, Bureau of Labor Statistics:

          a. Labor or HE Index - Average hours and earnings of production or nonsupervisory workers on private nonfarm payrolls by detailed industry, Industry:
               Durable goods, Transportation equipment, Aircraft and parts - Aircraft engines and engine parts, SIC
               Code 3724 - Average hourly earnings.

          b. Material or M&MP Index - Producer price indexes and percent changes for commodity groupings and individual items - Metals and metal products, Code 10
               (1982 = 100).

                   PRICE ADJUSTMENTS FOR FLUCTUATIONS IN THE ECONOMY  D-3

2-23-98                                                        Exhibit D
                                                                A00480-B

          c. Energy or ER Index - Producer price indexes and percent changes for commodity groupings and individual items - Fuels and related products and power, Code 5 (1982 = 100).

     2.   The formula for the Engines is as follows:



                 En = (Eb + F) (.60 HE + .30 M&MP + .10 ER)

          where:

                 En = Final Adjusted Engine Price included in the
                      Price.

                 Eb = Engine Base Price set forth in paragraph A. of
                      Article 3.

                  F = 0.005 (N) (Eb).

                  N = The calendar year of scheduled Engine delivery
                      minus 1994.  The calendar year of scheduled
                      Engine delivery shall be deemed to be the second month prior to the scheduled month of Aircraft delivery.

                 HE = The HE Index (SIC Code 3724) value for the
                      sixth month prior to the scheduled month of Aircraft delivery divided by $17.13 (which represents the base month of December 1993), rounded to the nearest ten thousandth
                      (Note: 1.00005 rounds to 1.0001).

               M&MP = The M&MP Index value for the sixth month prior
                      to the scheduled month of Aircraft delivery divided by 120.2 (which represents the base month of December 1993 as stated in terms of 1982 = 100), and rounded to the nearest ten thousandth (Note: 1.00005 rounds to 1.0001).

                 ER = The ER Index value for the sixth month prior to
                      the scheduled month of Aircraft delivery divided by 74.7 (which represents the base month of December 1993 as stated in terms of 1982 = 100) and rounded to the nearest ten thousandth
                      (Note: 1.00005 rounds to 1.0001).

     3.   Engine Rounding Rules are as follows:

          a. The sum of the values of HE and M&MP and ER multiplied by .60, .30 and .10 respectively shall be rounded to the nearest ten thousandth (Note: 1.00005 rounds to 1.0001).

          b. The escalation factor shall be rounded to the nearest ten thousandth (Note: 1.00005 rounds to 1.0001).

                   PRICE ADJUSTMENTS FOR FLUCTUATIONS IN THE ECONOMY  D-4

2-23-98                                                        Exhibit D
                                                                A00480-B

          c. After final computation En shall be rounded to the nearest whole number (Note: 1.5 rounds to 2).

     4. If the Department of Labor, by footnote, appendix or by any other method, discontinues or revises any of the data referred to above (not benchmark adjustments) or revises the methodology for obtaining them, the Engine manufacturer shall select a substitute for the revised or discontinued data, such substitute to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original data had it not been revised or discontinued.

     5. In the event escalation provisions are made nonenforceable or otherwise rendered null and void by any agency of the Government of the United States of America, the parties agree, to the extent that they may lawfully do so, to adjust equitably the Engine Base Price of the Engine to reflect an allowance for increases in labor, material and energy costs occurring since January 1, 1994 to the sixth month preceding the scheduled month of Aircraft delivery.

     6. Seller reserves the right to make appropriate changes to this paragraph C., if prior to Aircraft delivery the Engine manufacturer changes its escalation provisions applicable to the Engine Base Price of any Aircraft.

D.   FINAL ADJUSTED EXHIBIT A'S PRICE
     --------------------------------

     The Exhibit A's Base Price included in the Base Price contains no allowance for inflation subsequent to the period of November 1993 through March 1994. Accordingly, the Exhibit A's Base Price shall be adjusted to determine the Final Adjusted Exhibit A's Price, which in no event shall be less than the Exhibit A's Base Price set forth in paragraph A. of Article 3, by use of the same formula used to escalate the Airframe Base Price in paragraph 2 of Part B.

E. If the scheduled delivery of one or more of the Aircraft is delayed by an Excusable Delay, the adjustments in this Exhibit shall be based on the actual delivery month for any delayed
     Aircraft.

                   PRICE ADJUSTMENTS FOR FLUCTUATIONS IN THE ECONOMY  D-5

2-23-98                                                        A00480-B









           EXHIBIT E - NEW ENGINE AND NEW PARTS WARRANTY

2-23-98                                                        Exhibit E
                                                                A00480-B
                 NEW ENGINE AND NEW PARTS WARRANTY

A.   DEFECTIVE GOODS
     ---------------

     United Technologies Corporation, Pratt & Whitney Group Large, Commercial Engines (United) warrants to Buyer that at the time of delivery the goods sold by United hereunder (Engines and Engine Parts therefor) will be free from defects in material and manufacture and will conform substantially to United's applicable specification. United's liability and Buyer's remedy under this warranty are limited to the repair or replacement, at United's election, of goods or parts thereof returned to United which are shown to United's reasonable satisfaction to have been defective; provided that written notice of the defect shall have been given by Buyer to United within ninety days after the first operation or use of the goods (or if the goods are installed in new aircraft, within ninety days after acceptance of such aircraft by its first operator) but in no event later than one year after the date of delivery of such goods by United. Transportation charges for the return of defective goods to United and their reshipment to Buyer and the risk of loss thereof will be borne by United only if returned in accordance with written shipping instructions from United.

B.   TITLE
     -----

     United warrants to Buyer that it will convey good title to the goods sold hereunder. United's liability and Buyer's remedy under this warranty are limited to the removal of any title defect or, at the election of United, to the replacement of the goods or parts thereof which are defective in title; provided, however, that the rights and remedies of the parties with respect to patent infringement shall be limited to the provisions of paragraph C. below.

C.   PATENT INFRINGEMENT
     -------------------

     1. United shall conduct, at its own expense, the entire defense of any claim, suit or action alleging that, without further combination, the use or resale by Buyer or any subsequent purchaser or user of the goods delivered hereunder directly infringes any United States patent, but only on the conditions that:

          a. United receives prompt written notice of such claim, suit or action and full opportunity and authority to assume the sole defense thereof, including settlement and appeals, and all information available to Buyer and defendant for such defense;

          b. said goods are made according to a specification or design furnished by United or, if a process patent is involved, the process performed by the goods is recommended in writing by United; and

          c. the claim, suit or action is brought against Buyer or one expressly indemnified by Buyer.

                                   NEW ENGINE AND NEW PARTS WARRANTY  E-1

2-23-98                                                        Exhibit E
                                                                A00480-B

     2. Provided all of the foregoing conditions have been met, United shall, at its own expense, either settle said claim, suit or action or shall pay all damages and costs awarded by the court therein and, if the use or resale of such goods is finally enjoined, United shall, at United's option:

          a. procure for defendant the right to use or resell the goods;

          b.   replace them with equivalent noninfringing goods;

          c. modify them so that they become noninfringing but equivalent; or

          d. remove them and refund the purchase price (less a reasonable allowance for use, damage and obsolescence).

     3. If a claim, suit or action is based on a design or specification furnished by Buyer or on the performance of a process not recommended in writing by United, or on the use or sale of the goods delivered hereunder in combination with other goods not delivered to Buyer by United, Buyer shall indemnify and save United harmless therefrom.

D.   ENGINE AND PARTS SERVICE POLICY
     -------------------------------

     United warrants to Buyer that it will extend to Buyer, with respect to aircraft engines sold to Buyer whether installed as new equipment in Aircraft by Seller and delivered to Buyer or delivered directly by United to Buyer, allowances and adjustments in accordance with the applicable Engine and Parts Service Policy offered by United on the date of United's receipt of the order therefor. United's liability and Buyer's remedy under this warranty are limited to the allowances and adjustments and are subject to the general conditions stipulated in the applicable Engine and Parts Service Policy; provided, however, that no change in or retraction of such Policy shall apply to Engines delivered or to be delivered by United under orders received by United prior to United's announcement of any such change or retraction.

E.   EXCLUSIVE WARRANTIES AND REMEDIES
     ---------------------------------

     THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE GIVEN AND ACCEPTED IN LIEU OF: (i) ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; AND (ii) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN CONTRACT OR TORT, WHETHER OR NOT ARISING FROM UNITED'S NEGLIGENCE, ACTUAL OR IMPUTED. THE REMEDIES OF BUYER SHALL BE LIMITED TO THOSE PROVIDED HEREIN TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES INCLUDING, WITHOUT LIMITATION, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NO AGREEMENT VARYING OR EXTENDING THE FOREGOING WARRANTIES, REMEDIES OR THIS LIMITATION WILL BE BINDING UPON UNITED UNLESS IN WRITING, SIGNED BY A DULY AUTHORIZED OFFICER OF UNITED.

                                   NEW ENGINE AND NEW PARTS WARRANTY  E-2

2-23-98                                                        Exhibit E
                                                                A00480-B

F.   WARRANTY PASS ON
     ----------------

     United shall, upon the written request of the Buyer, consider an extension of Warranty coverage to Engines, Modules and Parts sold by Buyer to another operator to the extent only, however, that such coverage exists at the time of such sale and subject to the provisions of the Warranty.

                                   NEW ENGINE AND NEW PARTS WARRANTY  E-3

6-1162-RCN-1262

Trans World Airlines, Inc.
One City Centre
515 North Sixth Street
St. Louis, Missouri 63101

Subject:    Business Considerations

Reference:  Agreement No. A00480-B (The Purchase Agreement) between
            MCDONNELL DOUGLAS CORPORATION a wholly owned subsidiary of THE BOEING COMPANY (Seller) and TRANS WORLD AIRLINES,
            INC.(Buyer) relating to Model MD-83 aircraft (the
            Aircraft)

This letter amends the Purchase Agreement. All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1.   <F*>


2.   <F*>


3.   <F*>


4.   <F*>


5.   <F*>


6.   <F*>


7.   <F*>


8.   <F*>

[FN]
<F*> Confidential Information omitted and filed separately with the
Commission.

6-1162-RCN-1262
Page 2

9.   <F*>


10.  <F*>


11.   Setoff Rights Against Amounts Paid Under Other Buyer Agreements.
      ---------------------------------------------------------------

      Buyer agrees that in the event that Buyer defaults in any of its obligations hereunder, Seller may apply all or any of the advance payments paid by Buyer to Seller's affiliate under the 757 purchase agreement no. 1910 to cure any such default hereunder. Additionally, to the extent that Buyer and Seller or any of Seller's affiliates enter into any future purchase agreement for Boeing or MDC aircraft, advance payments made thereunder shall be available and may be applied by Seller or Seller's affiliate to cure any Buyer default hereunder.

12.   Previously Provided Training.
      ----------------------------

      Buyer acknowledges that the training discussed in Part II of Exhibit C has been previously provided to Buyer.

13.   Previously Provided Documents.
      -----------------------------

      Buyer acknowledges that the documents designated in Part IV of Exhibit C as "at time of delivery of the first aircraft" have been previously provided to Buyer.

[FN]
<F*> Confidential Information omitted and filed separately with the
Commission.

6-1162-RCN-1262
Page 3

14.   Confidentiality.
      ---------------

      Buyer and Seller agree that the terms of Article 16 of the Purchase Agreement shall apply to this Letter Agreement.



Sincerely,


MCDONNELL DOUGLAS CORPORATION,
a wholly owned subsidiary of
THE BOEING COMPANY

BY _____________________________

ITS ____________________________


ACCEPTED AND AGREED TO THIS

DATE: _____________, 1998


TRANS WORLD AIRLINES, INC.


BY _____________________________

ITS ____________________________

6-1162-RCN-1263

Trans World Airlines, Inc.
One City Centre
515 North Sixth Street
St. Louis, Missouri 63101

Subject:    Application of Progress Payments

Reference:  Agreement No. A00480-B (The Purchase Agreement) between
            MCDONNELL DOUGLAS CORPORATION a wholly owned subsidiary of THE BOEING COMPANY (Seller) and TRANS WORLD
            AIRLINES, INC.(Buyer) relating to Model MD-83 aircraft
            (the Aircraft)


[Applies to entire body of letter]. <F*>




Sincerely,


MCDONNELL DOUGLAS CORPORATION,
a wholly owned subsidiary of
THE BOEING COMPANY


BY _______________________________

ITS ______________________________


ACCEPTED AND AGREED TO THIS

DATE: _____________, 1998


TRANS WORLD AIRLINES, INC.

BY ________________________________

ITS _______________________________

[FN]
<F*> Confidential Information omitted and filed separately with the
Commission.

6-1162-RCN-1266

Trans World Airlines, Inc.
One City Centre
515 North Sixth Street
St. Louis, Missouri 63101

Subject:      <F*>

Reference:    Agreement No. A00480-B (The Purchase Agreement) between
              MCDONNELL DOUGLAS CORPORATION a wholly owned subsidiary of THE BOEING COMPANY (Seller) and TRANS WORLD
              AIRLINES, INC.(Buyer) relating to Model MD-83 aircraft
              (the Aircraft)



[Applies to entire body of letter]. <F*>






Sincerely,

MCDONNELL DOUGLAS CORPORATION,
a wholly owned subsidiary of
THE BOEING COMPANY

BY ________________________

ITS _______________________


ACCEPTED AND AGREED TO THIS

DATE: _____________, 1998


TRANS WORLD AIRLINES, INC.

BY ________________________

ITS _______________________


[FN]
<F*> Confidential Information omitted and filed separately with the
Commission.